                                                                     EXHIBIT B.2

================================================================================

                          SUBORDINATED LOAN AGREEMENT
                          ---------------------------


                         DATED AS OF OCTOBER 30, 1998


                                    BETWEEN


                 THE STATE BOARD OF ADMINISTRATION OF FLORIDA


                                      AND


                      NORWOOD PROMOTIONAL PRODUCTS, INC.

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I

     DEFINITIONS..........................................................    1
     1.01  Certain Definitions............................................    1
     1.02  Accounting Principles..........................................   11

ARTICLE II

     THE CREDIT...........................................................   11
     2.01  Subordinated Loan..............................................   11
     2.02  The Subordinated Note; Repayment of Principal..................   11
     2.03  Interest.......................................................   12
     2.04  Prepayment of Subordinated Loan................................   13
     2.05  Payments.......................................................   14

ARTICLE III

     REPRESENTATIONS AND WARRANTIES.......................................   15
     3.01  Organization and Qualification.................................   15
     3.02  Corporate Power................................................   15
     3.03  Subsidiaries; Investments; Partnerships........................   15
     3.04  Conflict with Other Instruments................................   16
     3.05  Authorization, Governmental Approvals..........................   16
     3.06  Validity and Binding Effect....................................   17
     3.07  No Event of Default; Compliance with Agreements................   17
     3.08  Solvency, etc..................................................   17
     3.09  Margin Regulations.............................................   17
     3.10  Investment Company; Public Utility Holding Company.............   18
     3.11  Merger Agreement...............................................   18
     3.12  Stock and Warrant Purchase Agreement...........................   18
     3.13  Subordination Agreements.......................................   19
     3.14  Disclosure.....................................................   19
     3.15  Closing Date...................................................   19

ARTICLE IV

     CONDITIONS PRECEDENT.................................................   19
     4.01  Conditions to Loans............................................   19

ARTICLE V

     COVENANTS............................................................   22

                                      -i-

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
     5.01  Affirmative Covenants..........................................   22
     5.02  Negative Covenants.............................................   25
     5.03  Reporting Requirements.........................................   34

ARTICLE VI

     DEFAULT..............................................................   37
     6.01  Events of Default..............................................   37
     6.02  Consequences of Event of Default...............................   39
     6.03  Rights of Setoff...............................................   40
     6.04  Other Rights...................................................   40
     6.05  Automatic Rescission of Certain Accelerations..................   40

ARTICLE VII

     SUCCESSORS AND ASSIGNS; PARTICIPATIONS...............................   41
     7.01  Successors and Assigns in General..............................   41
     7.02  Conditions.....................................................   41
     7.03  Payments; Set Off..............................................   43
     7.04  Further Assurance..............................................   43

ARTICLE VIII

     MISCELLANEOUS........................................................   43
     8.01  Modifications, Amendments or Waivers...........................   43
     8.02  No Implied Waivers; Cumulative Remedies; Writing Required......   45
     8.03  Reimbursement of Expenses; Taxes...............................   45
     8.04  Holidays.......................................................   46
     8.05  Notices........................................................   46
     8.06  Survival.......................................................   47
     8.07  Governing Law; Waivers and Jurisdiction........................   47
     8.08  Descriptive Headings; Interpretation; No Strict Construction...   48
     8.09  Severability...................................................   48
     8.10  Counterparts...................................................   48
     8.11  Brokers Fees...................................................   48
     8.12  Indemnification................................................   49
     8.13  Payment Set Aside..............................................   50
     8.14  Complete Agreement.............................................   50
     8.15  Public Disclosures.............................................   50
     8.16  Schedules......................................................   50
     8.17  Delivery by Facsimile..........................................   50

                               LIST OF EXHIBITS
                               ----------------


Exhibit A    -     Subordinated Note

Exhibit B    -     Disclosure Schedule

Exhibit C    -     Opinion of Counsel

Exhibit D(1) -     Borrower Subordination Agreement

Exhibit D(2) -     Subsidiaries Subordination Agreement

Exhibit E    -     Subordinated Guaranty

                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------


Section 3.03    -  Subsidiaries; Investments; Partnerships

Section 3.04    -  Conflicts

Section 3.05    -  Authorization; Approvals

Section 3.07    -  Compliance with Agreements

Section 3.14    -  Disclosure

Section 5.02(a) -  Indebtedness

Section 5.02(b) -  Liens

Section 5.02(c) -  Guaranties

Section 5.02(i) -  Investments

                      NORWOOD PROMOTIONAL PRODUCTS, INC.

                          SUBORDINATED LOAN AGREEMENT
                          ---------------------------


          THIS AGREEMENT is made as of October 30, 1998, by and between Norwood Promotional Products, Inc., a Texas corporation ("Borrower"), and The State
                                                  --------
Board of Administration of Florida ("Lender").
                                     ------

          Pursuant to the Agreement and Plan of Merger dated as of March 15, 1998, as amended (the "Merger Agreement"), by and between Borrower and FPK, LLC,
                       ----------------
a Delaware limited liability company ("FPK"), a newly formed subsidiary of FPK
                                       ---
("Newco") will as of the date hereof be merged with and into Borrower, with
  -----
Borrower continuing as the surviving corporation (the "Merger").
                                                       ------

          In connection with the Merger, Borrower desires to borrow, and Lender desires to lend, on the terms and conditions set forth in this Agreement, funds on a term loan basis to be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Subordinated Note").
          ---------       -----------------

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements set forth herein and intending to be legally bound hereby, covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.01 Certain Definitions.  In addition to other terms defined
               -------------------
elsewhere in this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" of any Person shall mean any other Person directly or
           ---------
indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall include the direct or indirect ownership of 10% or more of the voting securities or interests of such Person.

          "Agent" shall mean the agent described in Section 7.02 hereof.
           -----

          "Agreement" shall mean this Subordinated Loan Agreement and all other
           ---------
agreements, instruments, schedules, exhibits, and documents attached hereto or delivered in connection herewith as any or all of the foregoing may be amended, modified and supplemented from time to time.

          "Assignee" shall mean any assignee described in Section 7.02 hereof.
           --------

          "Borrower" shall have the meaning set forth in the preamble hereto.
           --------

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
public holiday under the laws of the State of New York or the Commonwealth of Massachusetts or other day on which banking institutions are authorized or obligated to close in New York, New York, or Boston, Massachusetts.

          "Buyout Group" shall have the meaning set forth with respect thereto
           ------------
in the Merger Agreement.

          "Capitalized Lease" shall mean a lease under which the obligations of
           -----------------
the lessee would, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

          "Capitalized Lease Obligations"  shall mean the amount of the
           -----------------------------
liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

          "Change in Ownership"shall mean:
           -------------------

          (a) prior to the consummation of an Initial Public Offering, any transaction or event (including, without limitation, a sale, issuance or exchange, or series of sales, issuances or exchanges, of Borrower's capital stock, or any merger or consolidation or recapitalization involving Borrower, but excluding any Initial Public Offering) as a direct or indirect result of which:

               (A) the holders of Common Stock immediately after the Closing (together with any Krasovec Holders and Liberty Holders) no longer possess collectively the voting power to elect a majority of Borrower's board of directors, or
              --

               (B) the holders of Common Stock immediately after the Closing (together with their Permitted Transferees (as defined in the Shareholders' Agreement), any Krasovec Holders and any Liberty Holders) no longer hold in the aggregate record and beneficial ownership of a majority of the outstanding Common Stock, or
                               --

               (C) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any Krasovec Holder or Liberty Holder, acquires directly or indirectly the "beneficial ownership" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of a majority of the outstanding Common Stock or of capital stock having the voting power (under ordinary circumstances) to elect a majority of Borrower's board of directors; or
                --

          (b) if, during any consecutive 24-month period ending after the consummation of an Initial Public Offering, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least 66b% of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office (provided that such cessation shall be a Change in Ownership only
                --------
if both (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any Krasovec Holder or Liberty Holder, then has "beneficial ownership" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of at least 33a% of the outstanding Common Stock or of at least 33a% of the aggregate voting power to elect members to Borrower's Board of Directors, and
(2) the Krasovec Holders and Liberty Holders then collectively have the "beneficial ownership" of a smaller percentage of the Common Stock or voting power than such "person" or "group").

          "Closing" shall mean the "Effective Time" (as defined in the Merger
           -------
Agreement) of the closing of the Merger pursuant to the Merger Agreement.

          "Closing Date" shall have the meaning set forth with respect thereto
           ------------
in the Merger Agreement.

          "Common Stock" shall mean, collectively, Borrower's Common Stock, par
           ------------
value $.01 per share, and any capital stock of any class of Borrower hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Borrower.

          "Consolidated EBITDA" shall have the meaning set forth in the Senior
           -------------------
Loan Agreement as in effect on the date hereof.

          "Consolidated Fixed Charges" shall have the meaning set forth in the
           --------------------------
Senior Loan Agreement as in effect on the date hereof.

          "Controlled Group" shall mean the "controlled group of corporations",
           ----------------
as that term is defined in Section 1563(a) of the Internal Revenue Code, of which Borrower is a part from time to time.

          "Disclosure Schedule" shall mean the Disclosure Schedule attached as
           -------------------
Exhibit B hereto.  Disclosures set forth on the Disclosure Schedule shall be
---------
ordered under descriptive headings in order to identify to what section(s) of this Agreement such disclosure relates.

          "Disqualified Capital Stock" shall mean, with respect to any Person,
           --------------------------
any capital stock or other equity securities or interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for capital stock or other equity securities or interests of such Person that are not Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for capital stock or other equity securities or interests of such Person that are not Disqualified Capital Stock), in whole or in part, on or prior to the date which is 90 days after the final scheduled payment of the Loan under Section 2.02.

          "Dividend" shall mean any distribution by a corporation or other
           --------
entity with respect to its capital stock or other ownership interests whether in cash, securities (including common and preferred stock) or other property.

          "Environmental Laws" shall mean all present and future federal, state
           ------------------
or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or directives imposing liability or standards of conduct with respect to environmental protection, industrial hygiene or the protection of human health and safety from environmental hazards, natural resources, pollution or waste management.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

          "ERISA Affiliate" as applied to any entity shall mean any trade or
           ---------------
business (whether or not incorporated) which is a member of a group of which that entity is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

          "Event of Default" shall mean any of the Events of Default described
           ----------------
in Section 6.01 hereof.

          "Excess Cash Flow" shall have mean meaning set forth in the Senior
           ----------------
Loan Agreement as in effect on the date hereof.

          "Federal Reserve Board" has the meaning set forth in Section 3.09.
           ---------------------

          "FPK" has the meaning set forth in the preamble hereto.
           ---

          "GAAP" shall mean generally accepted accounting principles as
           ----
promulgated by the Accounting Principles Board of the American Institute of Certified Public Accountants and by the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), as in effect from time to time (subject to the provisions of Section 1.02 hereof).

          "Guaranty" shall include any guaranty of the payment or performance of
           --------
any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to (i) pay the Indebtedness or other liabilities of such obligor, (ii) purchase an obligation owed by such obligor, (iii) purchase goods and services from such obligor pursuant to a take-or-pay contract or (iv) maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. The amount of any guaranty shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

          "Hardship" shall mean certain facts and circumstances, such as a
           --------
medical emergency affecting any current holder of Common Stock (who is a current employee of Borrower or its Subsidiaries) or his immediate family or the need of such a holder (who is a current employee of Borrower or its Subsidiaries) to pay educational expenses, such as college tuition, as a result of which such current holder (who is a current employee of Borrower or its Subsidiaries prior to such event) or spouses or other heirs of such employee requests Borrower or the other holders of Common Stock to buy all or some of his Common Stock, which request the Board of Directors of Borrower (or a designated committee thereof) will permit or deny in its sole discretion.

          "Hazardous Materials" shall mean all or any of the following:  (i)
           -------------------
substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity or "EP" toxicity; (ii) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; and (iv) asbestos in any friable form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

          "Indebtedness" of any Person shall include all obligations for
           ------------
borrowed money (including obligations incurred in exchange or replacement thereof), all obligations evidenced by any note, bond, debenture or other debt security, all obligations arising from deferred or installment purchases of property or services (excluding unsecured trade payables incurred in the ordinary course of business which are not more than 30 days past due), all Capitalized Lease Obligations, all obligations arising under acceptance facilities, the face amount of all outstanding letters of credit for the benefit of the Person in question and (without duplication) all drafts drawn thereunder, all obligations secured by a Lien on property of the Person in question, all obligations under interest rate or currency exchange or swap agreements and all asserted withdrawal liabilities under Multiemployer Plans.

          "Indemnified Liabilities" has the meaning set forth in Section
           -----------------------
8.12(a).

          "Indemnitees" has the meaning set forth in Section 8.12(a).
           -----------

          "Initial Public Offering" shall mean the initial sale by Borrower of
           -----------------------
shares of its Common Stock, occurring after the date hereof, in an offering registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          "Interest Coverage Ratio" shall have the meaning set forth in the
           -----------------------
Senior Loan Agreement as in effect on the date hereof.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as amended.

          "Investments" shall mean amounts paid or agreed to be paid for stock,
           -----------
securities, liabilities or assets of, or loaned, advanced or contributed to, other Persons. The term Investments shall not include any increase or decrease in the assets of any Person derived from the earnings or losses thereof or any assets purchased in the ordinary course of business, but shall include the acquisition of a company, business or product line by Borrower or any of its Subsidiaries.

          "Krasovec Holders" means Frank P. Krasovec, his spouse and his
           ----------------
children, any of their respective Subsidiaries, or any charitable trust or charitable foundation to which Frank P. Krasovec bequeaths or transfers any shares of Borrower's capital stock.

          "Lender" shall have the meaning set forth in the preamble hereto.  For
           ------
the avoidance of doubt, for purposes of Section 7.02(c), the term "Lender" shall mean only the party extending credit to Borrower hereunder on the Closing Date.

          "Leverage Ratio" shall have the meaning set forth in the Senior Loan
           --------------
Agreement as in effect on the date hereof.

          "Liberty" shall mean Liberty Partners Holdings 17, L.L.C., a Delaware
           -------
limited liability company.

          "Liberty Holders" means Liberty, Lender, and their respective
           ---------------
successors, assigns and transferees of Borrower's capital stock (and each such Person's respective successors, assigns and transferees of Borrower's capital stock, and so on).

          "Lien" shall mean any security interest, pledge, bailment (in the
           ----
nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, lien, encumbrance, restriction or other similar arrangement or interest in real or personal property.

          "Loan" shall mean the Subordinated Loan made pursuant to this
           ----
Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, properties, assets, liabilities, conditions (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, or
(b) the ability of Borrower or any of its Subsidiaries to perform their respective obligations under this Agreement, the Subordinated Note, the Senior Loan Agreement, the Senior Notes or the other Senior Loan Documents.

          "Material Plan" shall mean at any time a Plan or Plans having
           -------------
aggregate Unfunded Liabilities in excess of $5.0 million. For purposes of this definition, "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (x) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (y) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

          "Material Subsidiary" shall mean any Subsidiary (together with its
           -------------------
Subsidiaries) of Borrower, which meets any of the following conditions:

               (1) Borrower's and its other Subsidiaries' Investments in and advances to such Subsidiary exceed 5.0% of the total assets of Borrower and its Subsidiaries (computed on a consolidated basis either according to net book value, determined in accordance with GAAP consistently applied, or fair market value, determined by Borrower's Board of Directors in its reasonable good faith judgment); or

               (2) Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 5.0% of the total assets of Borrower and its Subsidiaries (computed on a consolidated basis either according to net book value, determined in accordance with GAAP consistently applied, or fair market value, determined by Borrower's Board of Directors in its reasonable good faith judgment); or

               (3) Borrower's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary exceeds 5.0% of such income of Borrower and its Subsidiaries on a consolidated basis, in each case for the most recently completed fiscal year of Borrower.

With respect to any provision in this Agreement that refers to any action taken by, or any event or circumstance occurring or existing with respect to, a "Material Subsidiary," the term "Material Subsidiary" as used in such provision shall also include any group of Subsidiaries taken together as to which (i) if such Subsidiaries were treated on a consolidated basis as a single Subsidiary, such consolidated Subsidiary would constitute a "Material Subsidiary" under this definition, and (ii) such action has been taken by, or such event or
            ---
circumstance has occurred or exists with respect to, each and all of the Subsidiaries in such group (disregarding, for purposes of such determination, whether any such Subsidiary individually constitutes a "Material Subsidiary"
                            ------------
under this definition).

          "Measurement Period" shall mean the most recent four full fiscal
           ------------------
quarters of Borrower for which financial statements have been provided pursuant to Section 5.03.

          "Merger" shall have the meaning set forth in the preamble hereto.
           ------

          "Merger Agreement" shall have the meaning set forth in the preamble
           ----------------
hereto, as such agreement is amended, modified and supplemented from time to time in accordance with the provisions of this Agreement.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer
           ------------------
plan" as defined in Section 3(37) of ERISA.

          "Newco" has the meaning set forth in the preamble hereto.
           -----

          "Operating Lease" shall mean for any Person any lease of property
           ---------------
which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

          "Participant" shall mean any participant described in Section 7.02
           -----------
hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions of such corporation.

          "Permitted Liens" shall mean the Liens set forth in paragraphs (1)
           ---------------
through (21) of Section 5.02(b) hereof.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, trust or governmental entity or agency.

          "Plan" shall mean at any time any employee pension benefit plan which
           ----
is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the Controlled Group for employees of any member of the Controlled Group, (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group, or (iii) with respect to which Borrower or a Subsidiary could incur liability.

          "Potential Event of Default" shall mean any occurrence, condition, act
           --------------------------
or omission which with the passage of time or the giving of notice or both could result in an Event of Default hereunder.

          "Preferred Stock" shall mean, collectively, the Series A Preferred
           ---------------
Stock, par value $.01 per share, of Borrower and any capital stock of any class of Borrower hereafter authorized that does not constitute Common Stock.

          "Quarterly Payment Date" shall mean the last Business Day of each
           ----------------------
March, June, September and December.

          "Reportable Event" shall mean any of the events which are reportable
           ----------------
under Section 4043 of ERISA and the regulations thereunder, other than an occurrence for which the 30-day notice contained in 29 C.F.R. '2615.3(a) is duly waived.

          "Semi-Annual Payment Date" shall mean the last Business Day of each
           ------------------------
October and April.

          "Senior Debt" shall have the meaning set forth in the Subordination
           -----------
Agreements.

          "Senior Financial Covenants" has the meaning set forth in Section
           --------------------------
8.01(b) hereof.

          "Senior Lenders" shall mean Merrill Lynch Capital Corporation,
           --------------
NationsBank, N.A., and their respective successors, assigns and participants under the Senior Loan Agreement, and any other subsequent holders of Senior Debt; provided that with respect to any consent, approval, decision,
      --------
determination or other action to be taken hereunder by the Senior Lenders, such action may be taken on behalf of the Senior Lenders by the "Administrative Agent" (as defined under the Senior Loan Agreement) in accordance with the provisions of the Senior Loan Agreement, or by any other agent or representative (of which the Lender has received written notice) authorized or appointed by the Senior Lenders in accordance with the Senior Loan Documents.

          "Senior Loan Agreement" shall mean that certain Senior Credit Facility
           ---------------------
entered into by and among the Borrower, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBank, N.A., and the other financial institutions party thereto, as originally executed and delivered and as such agreement in whole or in part may be, in one or more agreements with one or more bank lending groups, amended, renewed, extended, substituted, refinanced, replaced, restructured or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructuring, replacements and other modifications of the foregoing), including to increase the commitments thereunder or to add or eliminate borrowers or guarantors thereunder.

          "Senior Loan Documents" shall mean the Senior Loan Agreement, all
           ---------------------
notes issued thereunder, all collateral agreements, and all other agreements and instruments entered into by the parties thereto in connection with the Senior Loan Agreement (including without limitation, Swap Contracts (as defined in the Senior Loan Agreement)), all as originally executed and delivered and as such agreements and instruments in whole or in part may be, in one or more agreements with one or more bank lending groups, amended, renewed, extended, substituted, refinanced, replaced, restructured or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructuring, replacements and other modifications of the foregoing), including to increase the commitments thereunder or to add or eliminate borrowers or guarantors thereunder.

          "Senior Notes" shall mean the "Revolving Credit Notes," the "Term Loan
           ------------
Notes," and the "Swing Loan Note" (each as defined in the Senior Loan Agreement), and all other notes representing any Senior Debt and shall include all amendments, modifications, extensions, renewals, refinancings or refundings thereof in whole or in part from time to time in accordance with the provisions thereof; provided that the "Senior Notes" shall not include any notes
         --------
representing Indebtedness or other liabilities or obligations that do not constitute Senior Debt.

          "Senior Term Loan" shall mean the "Term Loans" (as defined under the
           ----------------
Senior Loan Agreement) and shall include all amendments, modifications, extensions, renewals, refinancings or refundings thereof in whole or in part from time to time in accordance with the provisions thereof; provided that the
                                                             --------
"Senior Term Loan" shall not include any Indebtedness or other liabilities or obligations that do not constitute Senior Debt.

          "Senior Revolving Loan" shall mean, collectively, the "Revolving
           ---------------------
Loans" and the "Swing Loans" (each as defined under the Senior Loan Agreement) and shall include all amendments, modifications, extensions, renewals, refinancings or refundings thereof in whole or in part from time to time in accordance with the provisions thereof; provided that
                                                                  --------
the "Senior Revolving Loan" shall not include any Indebtedness or other liabilities or obligations that do not constitute Senior Debt.

          "Shareholders' Agreement" shall mean the Shareholders' Agreement of
           -----------------------
even date herewith by and among Borrower and certain of its stockholders, as such agreement may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

          "Stock and Warrant Purchase Agreement" shall mean the Stock and
           ------------------------------------
Warrant Purchase Agreement of even date herewith by and among Borrower, Lender, and Liberty, as such agreement may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

          "Stock Purchase" shall mean any redemption, acquisition, purchase or
           --------------
other retirement of any capital stock or other ownership interest of Borrower or any of its Subsidiaries (including preferred stock) or of any warrants, rights or other options to purchase such capital stock or other ownership interest, other than upon any conversion thereof into or exchange thereof for other shares of Borrower's or any Subsidiary's capital stock.

          "Subordinated Guaranty" shall mean the Subordinated Guaranty executed
           ---------------------
by each of Borrower's Subsidiaries dated as of the date hereof in the form attached hereto as Exhibit E, as such agreement is amended, modified and
                   ---------
supplemented from time to time in accordance with the provisions thereof.

          "Subordinated Note" shall mean the Subordinated Note issued hereunder
           -----------------
and shall include all amendments, modifications, extensions, renewals, refinancings or refundings thereof in whole or in part in accordance with the provisions thereof and of this Agreement.

          "Subordination Agreements" shall mean, collectively, the Borrower
           ------------------------
Subordination Agreement in the form of Exhibit D(1) attached hereto, dated the
                                       ------------
date hereof, by and among Borrower, Lender and the Senior Lenders, and the Subsidiaries Subordination Agreement in the form of Exhibit D(2) attached
                                                    ------------
hereto, dated the date hereof, by and among Borrower, each of its Subsidiaries, Lender and the Senior Lenders, as each such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity. For purposes of this Agreement, if the context does not otherwise indicate in respect of which Person the term "Subsidiary" is used, the term "Subsidiary" shall refer to a Subsidiary of Borrower.

          "UCC" shall mean the Uniform Commercial Code as in effect in any
           ---
applicable jurisdiction.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests is owned by such Person either directly or through other Wholly Owned Subsidiaries.

          1.02 Accounting Principles.  Except as otherwise provided in this
               ---------------------
Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date hereof. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the date hereof unless such modifications are agreed to by the parties hereto. Notwithstanding the foregoing, if any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.03 hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Articles I, III and V hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such changes as if such changes had not been made.

                                  ARTICLE II

                                  THE CREDIT
                                   ----------

          2.01 Subordinated Loan.  Subject to the terms and conditions of this
               -----------------
Agreement and relying upon the representations, warranties, and covenants of Borrower set forth herein, Lender shall, simultaneously with the Closing on the date hereof, make a term loan (the "Subordinated Loan") to Borrower in the
                                    -----------------
aggregate principal amount of $37,000,000 (which loan shall be made at a discount, with $32,100,000 being advanced hereunder at the Closing with respect to the Subordinated Loan). Except as otherwise expressly provided herein, for the purposes of this Agreement, the term "Loan" or the "Subordinated Loan" shall
                                          ----          -----------------
refer to the outstanding principal amount of the Subordinated Note.

          2.02 The Subordinated Note; Repayment of Principal.  The obligation of
               ---------------------------------------------
Borrower to repay the aggregate unpaid principal amount of the Subordinated Loan shall be evidenced by a promissory note of Borrower in the form attached hereto as Exhibit A representing Borrower's obligation to pay $37,000,000 in principal
   ---------
(the "Subordinated Note"), dated the date hereof, payable as specified in
      -----------------
Section 2.05 hereof to the order of Lender, and bearing interest and maturing as provided in this Agreement. Borrower shall repay the Subordinated Loan in the following amounts (or such lesser amount then outstanding) payable on each corresponding Semi-Annual Payment Date as set forth in the following table:

                 Semi-Annual
              Payment Date in:                   Payment Amount
              ---------------                    --------------
                 October 2008                      $9,250,000

                 April 2009                        $9,250,000

                 October 2009                      $9,250,000

                 April 2010                        $9,250,000

Notwithstanding the foregoing, (i) if the final maturity of the Senior Debt is extended beyond April 30, 2008, then the principal payment dates for the Subordinated Loan shall be changed to be the four dates that are the last Business Day in each of the sixth, twelfth, eighteenth, and twenty-fourth calendar months immediately following the calendar month containing such final maturity date, and (ii) if the Senior Debt is paid in full in cash prior to April 30, 2008, the principal payment dates for the Subordinated Loan shall be changed to be the four dates that are the last Business Day in each of the sixth, twelfth, eighteenth, and twenty-fourth calendar months immediately following the calendar month in which the Senior Debt is paid in full in cash.

          2.03 Interest.
               --------

          (a)  Interest Rates; Payments.  Interest shall accrue on the
               ------------------------
outstanding unpaid principal amount of the Subordinated Loan at the rate of 12.5% per annum (computed for the actual number of days elapsed on the basis of a 360-day year), and all accrued interest on the Loan shall be due and payable quarterly in arrears on each Quarterly Payment Date, beginning with the Quarterly Payment Date in December 1998. In addition, all accrued and unpaid interest on the Loan shall be paid upon the payment in full of the entire outstanding principal amount of the Loan and, if payment in full is not made when due, thereafter on demand.

          (b)  Additional Interest.  After the occurrence of and during the
               -------------------
continuance of any Event of Default under Section 6.01 of this Agreement, the outstanding principal amount of the Loans and, to the extent permitted by applicable law, all accrued and unpaid interest thereon and all other amounts, fees and obligations then due and payable to Lender under this Agreement shall bear interest at the rate of 15% per annum (computed for the actual number of days elapsed on the basis of a 360-day year), and such interest shall be payable on demand.

          (c)  Saving Clause.  Notwithstanding any other provision contained in
               -------------
this Agreement or the Subordinated Note, the aggregate interest rate per annum charged with respect to the Loan hereunder (including all charges and fees deemed to be interest pursuant to applicable law) shall not exceed the maximum rate per annum permitted by applicable law. In the event that the aggregate interest rate per annum payable with respect to the Loan (including all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, (i) Borrower shall only pay Lender interest at the maximum permitted rate, (ii) Borrower shall continue to make such interest payments at the maximum permitted rate until all such interest payments and other charges and fees payable hereunder (in the absence of such legal limitations) have been paid in full, (iii) any interest in excess of the maximum permitted rate received by Lender shall, at Lender's option, be applied to a prepayment of principal of the Loan or refunded to Borrower and (iv) neither Borrower nor any other party shall have any right of action against Lender for any damages or penalty arising out of the payment or collection of any such excess interest.

          2.04 Prepayment of Subordinated Loan.
               -------------------------------

          (a)  Optional Prepayments of the Loan.  Borrower shall have the right,
               --------------------------------
at its option, to prepay the Subordinated Loan in whole at any time or in part from time to time, without premium or penalty; provided that (i) any such
                                               --------
partial prepayments of the Loan on any one day shall be in an aggregate principal amount which is equal to $100,000 or an integral multiple of $100,000 (or if the outstanding principal amount is less than $100,000, such lesser amount), (ii) Borrower shall not make more than one prepayment of the Loan under this Section 2.04(a) during any fiscal quarter without the prior consent of Lender (unless such second prepayment represents payment in full of the Loan) and (iii) either (x) all obligations constituting Senior Debt shall have been paid in full in cash and all obligations to make any extensions of credit under the Senior Loan Agreement that would constitute Senior Debt shall have been terminated or (y) the Senior Lenders shall have consented to such prepayment.

          (b)  Required Excess Cash Flow Prepayments.  Within 15 days after the
               -------------------------------------
issuance of Borrower's audited consolidated financial statements for each fiscal year commencing with the fiscal year ending on August 31, 1999 (but in any event within 105 days after the end of each such fiscal year), Borrower shall prepay a portion of the Loan, without premium or penalty, equal to 60% of such fiscal year's Excess Cash Flow in accordance with Section 2.04(d); provided that
                                                            --------
Borrower shall not be required to make, and Lender shall have no right to receive or retain, any such prepayment until all obligations constituting Senior Debt have been paid in full in cash and all obligations to make any extensions of credit under the Senior Loan Agreement that would constitute Senior Debt have been terminated, and then Borrower shall be required to make such prepayment only to the extent such Excess Cash Flow has not been used to repay such Senior Debt.

          (c)  Other Required Prepayments.
               --------------------------

          (i) Borrower shall use all of the proceeds (net of reasonable selling expenses, estimated taxes and any amounts applied to repay Indebtedness secured by such assets) from any sale or other disposition or related series of sales or other dispositions (other than sales of inventory in the ordinary course of business, or intercompany sales permitted under Section 5.02(d)(i)) of more than 10% of Borrower's consolidated assets (computed on a consolidated basis either according to net book value, determined in accordance with GAAP consistently applied, or fair market value, determined by Borrower's Board of Directors in its reasonable good faith judgment) to prepay the Loan, without premium or penalty, in accordance with Section 2.04(d), except to the extent such proceeds are reinvested in accordance with Section 5.02(d)(ii) hereof; provided that
                                                              --------
Borrower shall not be required to make, and Lender shall have no right to receive or retain, any such prepayment until all obligations constituting Senior Debt have been paid in full in cash and all obligations to make any extensions of credit under the Senior Loan Agreement that would constitute Senior Debt have been terminated, and then Borrower shall be required to make such prepayment only to the extent such proceeds have not been used to repay such Senior Debt.

          (ii) The entire outstanding principal amount of the Loan shall be immediately due and payable (without premium or penalty) upon the sale or other disposition (other than intercompany sales permitted under Section 5.02(d)(i)), in one transaction or a series of related transactions, of more than 50% of Borrower's consolidated assets (computed on a consolidated basis either according to net book value, determined in accordance with GAAP consistently applied, or fair market value, determined by Borrower's Board of Directors in its reasonable good faith judgment) or upon the consummation of a Change in Ownership; provided that Borrower shall not be required to make, and Lender
           --------
shall have no right to receive or retain, any such prepayment until all obligations constituting Senior Debt have been paid in full in cash and all obligations to make any extensions of credit under the Senior Loan Agreement that would constitute Senior Debt have been terminated.

          (iii) Except as otherwise provided herein, all such prepayments of the Loan under this Section 2.04(c) shall be made promptly (but in any event within five Business Days) after the consummation of the particular event or transaction. Concurrently with any prepayment under Section 2.04(b) or (c)(i), Borrower shall deliver to Lender a certificate of its chief financial officer showing the calculation of the amount of such prepayment.

          (d)   Application of Prepayments of Loan.  Each prepayment of the Loan
                ----------------------------------
shall be applied to reduce the remaining scheduled principal payments under
Section 2.02 in inverse order of the maturity thereof. Borrower shall give notice (which shall be irrevocable) to Lender of each payment not later than 12:00 noon, New York time, on the second Business Day preceding the date of payment, specifying the aggregate principal amount to be prepaid and the payment date. Once any such notice has been given, the principal amount specified in such notice, together with interest on the amount of each such prepayment to the date of payment, shall become due and payable on such date of payment.

          2.05  Payments.
                --------

          (a)   Place and Manner of Payments. All payments and prepayments to be
                ----------------------------
made to Lender in respect of principal or interest on the Loan and other fees and charges under this Agreement shall become due at 12:00 noon, New York time, and shall be made to the account of Lender at State Street Bank & Trust Company, Boston, Massachusetts, ABA Number 011-000-028, Beneficiary Account Number 2426-505-0, Account Title: State Board of Administration of Florida, (Attn.: Greg Talbot) for credit to SBA/Liberty Partners Fund, Fund Number SM29 (FBO Department-Public Funds) or at any other payment office in the United States previously designated by Lender to Borrower in writing, on the day when due, in lawful money of the United States of America and in funds immediately available at such payment office. Any funds not received by 12:00 noon, New York time shall be deemed to have been paid by Borrower on the next succeeding Business Day. Lender or any other holder of the Subordinated Note is hereby authorized to endorse on the notes held by it an appropriate notation evidencing each scheduled payment and each prepayment of principal and each payment of interest; provided that the failure to make any such
--------
notation or any error with respect thereto shall not limit, expand or otherwise affect the obligations of Borrower under any such note and payments of principal and interest on such note shall not be affected by the failure to make any such notation.

          (b)  Application of Payments.  Unless otherwise directed by Lender in
               -----------------------
its sole discretion, payments made by Borrower shall be applied (i) first, to reimburse Lender for expenses and fees incurred for which Borrower is obligated to pay Lender under and in accordance with this Agreement (including, without limitation, reasonable attorneys' fees and other legal expenses), (ii) second, to satisfaction of all amounts due and payable to Lender hereunder and under the Subordinated Note, other than expenses and fees repaid in accordance with (i) above, and (iii) third, the balance, if any, to Borrower or as otherwise required by law. All payments hereunder and under the Subordinated Note shall be made without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If Borrower shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to Lender hereunder or under the Subordinated Note, then the amount so payable to Lender shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, Lender shall receive an amount equal to the sum it would have received had no such deductions, setoffs or withholding been made.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Borrower hereby makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the issuance of the Subordinated Note hereunder:

          3.01 Organization and Qualification.  Borrower and each of its
               ------------------------------
Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to qualify has had or would reasonably be expected to have a Material Adverse Effect. Borrower and each of its Subsidiaries possesses all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now being conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. Borrower has provided Lender with true, correct and complete copies of the articles or certificate of incorporation and bylaws of Borrower and each of its Subsidiaries, which reflect all amendments made thereto at any time prior to the date of this Agreement.

          3.02 Corporate Power.  Borrower has the requisite corporate power and
               ---------------
authority to execute, deliver and perform (as the case may be) this Agreement, the Subordinated Note, the Merger Agreement, the Stock and Warrant Purchase Agreement, the Senior Loan Agreement, the Senior Notes and the other Senior Loan Documents, the Subordination Agreements and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement and to be executed, delivered or performed by it hereunder; and each Subsidiary of

Borrower has the requisite corporate power and authority to execute, deliver and perform the Subsidiary Guaranty. Borrower and each of its Subsidiaries has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to own and operate its properties and to carry on its businesses as now conducted and as presently proposed to be conducted.

          3.03 Subsidiaries; Investments; Partnerships.  Except as set forth on
               ---------------------------------------
the Disclosure Schedule, Borrower does not own any shares of stock or any other
    -------------------
security or interest in any other Person.  Except as set forth on the Disclosure
                                                                      ----------
Schedule, all of the issued and outstanding shares of stock or other security or
--------
interest in each Subsidiary of Borrower is owned beneficially and of record, directly or indirectly, by Borrower, free and clear of any Lien (other than pursuant to the Senior Loan Agreement and the other Senior Loan Documents), and is not subject to any option or right to purchase any such security or interest, and all of the outstanding stock of or other security or interest in each such Subsidiary of Borrower is validly issued, fully paid and nonassessable. Except as set forth on the Disclosure Schedule, none of Borrower or any of its
                    -------------------
Subsidiaries is a partner in any partnership or a member of any limited liability company.

          3.04 Conflict with Other Instruments.  The execution and delivery by
               -------------------------------
Borrower of this Agreement, the Subordinated Note, the Senior Loan Agreement, the Senior Notes and the other Senior Loan Documents, the Subordination Agreements, the Merger Agreement, the Stock and Warrant Purchase Agreement and the other instruments, documents and agreements contemplated or required hereby or thereby, and by each of the Borrower's Subsidiaries of the Subordinated Guaranty, and the consummation of the transactions herein and therein contemplated to be consummated by Borrower or any of its Subsidiaries, and compliance by Borrower and each of its Subsidiaries with the terms, conditions and provisions hereof and thereof, do not and shall not (i) conflict with or result in a breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon Borrower's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) result in a violation of, the articles or certificate of incorporation or bylaws of Borrower or any of its Subsidiaries, or any law (including any usury laws applicable to the Loan), statute, rule, regulation, order, writ, injunction or decree of any court or administrative or governmental body or agency to which Borrower or any of its Subsidiaries is subject, or any material agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, except (A) as contemplated by and pursuant to the Senior Loan Documents, (B) which would not (either individually or in the aggregate) have a Material Adverse Effect or
(C) as set forth on the Disclosure Schedule, all of which items listed on the Disclosure Schedule shall be duly waived or amended prior to the making of the
-------------------
Loan hereunder so as to eliminate any such conflict, breach, violation, default or Lien.

          3.05 Authorization, Governmental Approvals. The execution and delivery
               -------------------------------------
of this Agreement, the borrowings contemplated by the provisions hereof, the execution, issuance and delivery of the Subordinated Note to evidence such borrowings, the execution and delivery of the Senior Loan Agreement, the Senior Notes and the other Senior Loan Documents, the Subordination Agreements, the Merger Agreement, the Stock and Warrant Purchase Agreement and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof to be executed and delivered by Borrower, and of the Subordinated Guaranty by the Borrower's Subsidiaries, and the consummation by Borrower and each of its Subsidiaries of the transactions herein and therein contemplated to be consummated by Borrower and each of its Subsidiaries have been duly authorized by all necessary corporate action on the part of Borrower and each of its Subsidiaries. Except as set forth on the Disclosure Schedule, no authorization, consent, approval, license or exemption
-------------------
of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and no vote, authorization, consent or approval of shareholders of Borrower or any of its Subsidiaries, is or was necessary to (a) the valid execution and delivery of this Agreement by Borrower,
(b) the borrowings contemplated by the provisions hereof, (c) the execution, issuance and delivery by Borrower of the Subordinated Note to evidence such borrowings, (d) the execution and delivery by Borrower of the Senior Loan Agreement, the other Senior Loan Documents, the Subordination Agreements, the Merger Agreement, the Stock and Warrant Purchase Agreement and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof and to be executed and delivered by Borrower and by each of Borrower's Subsidiaries of the Subordinated Guaranty or (e) the consummation by Borrower of the transactions herein and therein contemplated to be consummated by Borrower, all of which items listed on the Disclosure Schedule shall be duly
                                              -------------------
obtained or made prior to the making of the Loans hereunder.

          3.06 Validity and Binding Effect.  This Agreement, the Subordinated
               ---------------------------
Note, the Senior Loan Agreement, the other Senior Loan Documents, the Subordination Agreements, the Merger Agreement, the Stock and Warrant Purchase Agreement and all other instruments and agreements contemplated hereby or thereby to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, and all such obligations of Borrower are enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity. The Subordinated Guaranty and all other instruments and agreements contemplated hereby or thereby to which each Subsidiary of Borrower is a party have been duly and validly executed and delivered by each Subsidiary of Borrower and constitute legal, valid and binding obligations of Borrower, and all such obligations of each Subsidiary of Borrower are enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity.

          3.07 No Event of Default; Compliance with Agreements.  No event has
               -----------------------------------------------
occurred and no condition exists which would constitute an Event of Default or a Potential Event of Default. Except as set forth on the Disclosure Schedule or
                                                        -------------------
except as would not (either individually or in the aggregate) have a Material Adverse Effect, none of Borrower or any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation or bylaws, any term of any order, writ, injunction or decree of any court or administrative or governmental body or agency to which it is subject, or any term of any agreement, instrument, contract or commitment to which it is a party or by which it or any of its properties may be bound.

          3.08 Solvency, etc.  Borrower is solvent as of the date of this
               --------------
Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement (including, without limitation, the consummation of the Merger and the incurrence of the Loan hereunder and the loans under the Senior Loan Agreement). Borrower is, and after giving effect to the transactions contemplated by this Agreement shall be, able to pay its debts as they become due, and Borrower's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Borrower has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement, Borrower shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower.

          3.09 Margin Regulations.  None of Borrower or any of its Subsidiaries
               ------------------
owns any "margin security," as the term is used in Regulations T, U or X of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"),
                                                       ---------------------
and none of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities purchased under this Agreement to be considered "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. None of Borrower or any of its Subsidiaries has taken or permitted, or will permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered hereunder to violate such Regulations T, U or X or any other regulation of the Federal Reserve Board. The making of the Loan hereunder will not constitute a violation of such Regulations T, U or X.

          3.10 Investment Company; Public Utility Holding Company.  None of
               --------------------------------------------------
Borrower or any of its Subsidiaries is an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of Borrower or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. Borrower is not subject to any other law or governmental regulation (other than Regulation X of the Federal Reserve Board) limiting its ability to incur indebtedness for borrowed money.

          3.11 Merger Agreement.  The Merger Agreement has been duly executed
               ----------------
and delivered by each of the parties thereto and is in full force and effect, there has been no material amendment or modification thereof, and there are no uncured breaches or defaults on the part of any party thereunder. The representations and warranties made by Borrower in the Merger Agreement are true and correct as of the date of this Agreement, shall be true and correct as of the issuance of the Subordinated Note hereunder and shall be incorporated herein and made by Borrower hereunder. The Merger has been duly consummated as contemplated in the Merger Agreement without waiver by any party of any material condition (other than the waiver by the parties of the condition relating to the Financing (as that term is defined in the Merger Agreement)). Notwithstanding anything to the contrary contained in the Merger Agreement, the representations and warranties referred to in this Section 3.11 shall survive the execution and delivery of this Agreement, the issuance of the Subordinated Note hereunder and the consummation of the Merger. Newco was formed for the purposes of consummating the transactions contemplated by the Merger Agreement. Prior to the Merger, Newco had no assets or liabilities and conducted no business, except for assets to facilitate such transactions.

          3.12 Stock and Warrant Purchase Agreement. The Stock and Warrant
               ------------------------------------
Purchase Agreement has been duly executed and delivered by Borrower and is in full force and effect, there has been no material amendment or modification thereof, and there are no uncured breaches or defaults on the part of any party thereunder. The representations and warranties made by Borrower in the Stock and Warrant Purchase Agreement are true and correct as of the date of this Agreement and shall be true and correct as of the issuance of the Subordinated Note hereunder and shall be deemed incorporated herein and made by Borrower hereunder.

          3.13 Subordination Agreements.  The Subordination Agreements have been
               ------------------------
duly executed and delivered by each of the parties thereto (excluding, for purposes of this representation, Lender) and are in full force and effect.
There has been no material amendment or modification of such agreements, and there are no uncured breaches or defaults on the part of any party thereunder.

          3.14 Disclosure.  Neither this Agreement nor any other agreement,
               ----------
document or certificate, when furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower (other than general economic conditions which are a matter of public knowledge) that could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or the Disclosure
                                                                    ----------
Schedule or otherwise expressly disclosed in writing to Lender on or prior to
--------
the date of this Agreement.

          3.15 Closing Date.  The representations and warranties of Borrower
               ------------
contained in this Article III and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, Borrower to the Lender shall be correct and complete in all material respects on the date hereof as though made after giving effect to the Merger and the other transactions contemplated hereby to occur on the date hereof.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                              --------------------

          4.01 Conditions to Loans.  The obligation of Lender to make the Loan
               -------------------
is subject to the conditions set forth below being satisfied as of the time of the making of the Loan hereunder:

          (a) The representations and warranties contained in this Agreement shall be true and correct in all material respects as of the date of the Loan as though then made, and Borrower shall have performed all obligations to be performed by it hereunder on or before the date of the Loan hereunder (including, without limitation, the simultaneous consummation of the transactions under the Merger Agreement, the Senior Loan Agreement and the Stock and Warrant Purchase Agreement).

          (b)  There shall be delivered to Lender:

               (i) An opinion of Hughes & Luce, LLP, counsel to the Borrower, and Blank Rome Comisky & McCauley LLP, counsel to FPK, as applicable, in the form attached hereto as Exhibit C;
                                 ---------

               (ii) Duly completed and executed originals of the Subordinated Note, the Subordinated Guaranty and the Subordination Agreements;

               (iii) Certified copies of all documents evidencing corporate action taken by Borrower with respect to this Agreement and the Subordinated Note to be issued hereunder, the Senior Loan Agreement and the Senior Notes issued thereunder, the other Senior Loan Documents, the Subordination Agreements, the Stock and Warrant Purchase Agreement and the Merger Agreement, in form and substance satisfactory to Lender and its counsel;

               (iv) A certificate executed on behalf of Borrower certifying that the conditions in Section 4.01(a) and (c) through (j), inclusive, have been fully satisfied at the time of the making of the Loan hereunder;

               (v) A certificate or certificates, signed by the secretary or an assistant secretary of Borrower, certifying as to (A) the names of the respective officers of Borrower authorized to sign this Agreement, the Subordination Agreements, the Subordinated Note and the other documents delivered hereunder or thereunder by Borrower, (B) the names of the respective officers of each of Buyer's Subsidiaries authorized to sign the Subordinated Guaranty, and (C) specimens of the true signatures of all such officers, on which Lender may conclusively rely until a revised certificate is similarly so delivered;

               (vi) A certificate signed by Borrower's chief executive officer and the chief financial officer regarding the reasonableness of Borrower's projections and the matters set forth in Section 3.08 (Solvency, etc.), in form and substance satisfactory to Lender and its counsel;

               (vii) Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated under this Agreement, the Merger Agreement and the other agreements described herein and therein;

               (viii) Evidence satisfactory to the Lender of the payment in full of any and all Indebtedness or other related obligations owing or owed by Borrower or any of its Subsidiaries (other than Indebtedness permitted under Section 5.02(a) hereof ), the entire amount of which will be paid contemporaneously with the Closing, and the termination of all agreements evidencing such Indebtedness and the release of all Liens securing any such Indebtedness;

               (ix) Evidence of insurance coverage regarding Borrower, satisfactory in terms, amount and scope and provided by insurers all reasonably satisfactory to the Lender;

               (x) Duly completed and executed copies of the Merger Agreement, the Senior Loan Agreement, the Senior Notes, the other Senior Loan Documents, the Stock and Warrant Purchase Agreement, and the fee letter agreement described in Section 4.01(i) below;

               (xi) Certified copies of the articles or certificate of incorporation and bylaws of Borrower and each of its Subsidiaries;

               (xii) Good standing certificates for the jurisdiction of incorporation of Borrower and each of its Subsidiaries, and for each jurisdiction in which Borrower or any of its Subsidiaries is qualified to do business; and

               (xiii) Such other instruments, documents and certificates as Lender may require.

          (c) The Senior Loan Agreement, the Senior Notes and the other Senior Loan Documents shall be satisfactory to Lender without amendment or modification thereof, and shall be in full force and effect, all conditions to the obligations of the Senior Lenders to make loans thereunder shall have been satisfied in full (without waiver thereof), and the Senior Lenders shall have advanced to the Borrower all amounts under the Senior Term Loan and not more than $2.0 million under the Senior Revolving Loan.

          (d) The Stock and Warrant Purchase Agreement and all other documents and agreements contemplated thereby shall have been duly authorized, executed, and delivered by Borrower and shall be in full force and effect, all conditions to the obligations of the parties thereto shall have been satisfied in full (without waiver thereof) and the transactions contemplated thereby shall have been consummated in accordance with the terms thereof.

          (e) The Merger Agreement shall be in form and substance satisfactory to the Lender, without amendment or modification thereof, and shall be in full force and effect, all conditions to the obligations of the parties thereto shall have been satisfied in full (without waiver thereof), and the Merger shall have been consummated in accordance with the terms of the Merger Agreement (without any waiver or amendment of any material provision thereof by any party (other than the waiver by the parties of the condition relating to the Financing (as that term is defined in the Merger Agreement)). In connection with the consummation of the Merger, the Borrower shall have received aggregate gross proceeds of at least $22.0 million from the issuance of Common Stock to the Buyout Group and other third parties (other than Liberty) pursuant to agreements, and terms and conditions thereunder, in form and substance reasonably satisfactory to Lender.

          (f)  Each of the Subordination Agreements (in the form of Exhibit D(1)
                                                                   ------------
and Exhibit D(2) attached hereto) and the Subordinated Guaranty (in the form of
    ------------
Exhibit E attached hereto) shall have been duly authorized, executed and
---------
delivered by each party thereto (excluding, for purposes of this condition, Lender) and shall be in full force and effect.

          (g) Since August 30, 1997, there shall not have occurred any Material Adverse Effect or any condition or event that in the reasonable judgment of the Lender could be expected to result (either individually or in the aggregate) in a Material Adverse Effect (both before and after giving effect to the Merger and the other transactions contemplated hereby), and no Event of Default or Potential Event of Default shall have occurred or shall exist.

          (h) Borrower shall have paid all fees and expenses required to be paid pursuant to Section 8.03 hereof; and Borrower shall have duly authorized, executed and delivered a fee letter agreement dated the date hereof between the Borrower and Liberty Partners, L.P., in form and substance satisfactory to Lender, and Borrower shall have paid to Liberty Partners, L.P. all fees to be paid thereunder prior to the making of the Loan;

          (i) All Indebtedness of Borrower outstanding immediately prior to the making of the Loan hereunder (other than Indebtedness permitted under Section 5.02(a) hereof) shall be paid in full, and all Liens securing such Indebtedness shall be fully released and terminated.

          (j) Borrower shall have obtained all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated under this Agreement, the Merger Agreement and the other agreements described herein and therein.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

          5.01 Affirmative Covenants.  Borrower covenants that, until the
               ---------------------
payment in full of the Loan and all accrued interest thereon (including all interest accruing after the commencement of any bankruptcy or reorganization proceeding at the rate or rates provided herein) and all other fees, amounts and obligations outstanding or payable to Lender (or reasonably expected by Lender to become payable) hereunder and under the Subordinated Note, it shall:

          (a)  Preservation of Corporate Existence, etc.  Preserve and maintain,
               -----------------------------------------
and cause each of its Subsidiaries to preserve and maintain, its corporate existence, all of its material rights, franchises and privileges in the jurisdiction of its incorporation, and all material licenses, authorizations, orders, permits and other governmental approvals necessary to the conduct of its businesses, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which failure to qualify would (either individually or in the aggregate) have a Material Adverse Effect; provided, however, that nothing in this paragraph
                           --------  -------
shall prohibit any transaction expressly permitted under Sections 5.02(e) (Mergers, etc.) or 5.02(g) (certain capital stock matters).

          (b)  Payment of Taxes.  Pay and discharge, and cause each of its
               ----------------
Subsidiaries to pay and discharge, when payable all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it (in each case prior to the date on which penalties accrue thereon), and all lawful claims which, if unpaid, would become a Lien upon any properties of Borrower or any of its Subsidiaries, unless and to the extent that (A) the failure to so pay or discharge would not (either individually or in the aggregate) have a Material Adverse Effect or (B) the same are being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with GAAP consistently applied) have been made and recorded on Borrower's financial records with respect thereto.

          (c)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
Subsidiaries to maintain, insurance on its properties and businesses with financially sound and reputable insurance companies in such amounts, of such types and covering such casualties, risks and contingencies as is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general locations in which Borrower and its Subsidiaries operate.

          (d)  Maintenance of Properties.  Maintain and preserve, and cause each
               -------------------------
of its Subsidiaries to maintain and preserve, all of its properties used or usable in its businesses in good repair, working order and condition (ordinary wear and tear excepted), except to the extent that the failure to do so with respect to any such property would not (either individually or in the aggregate) have a Material Adverse Effect.

          (e)  Keeping of Records and Books of Account.  Keep, and cause each of
               ---------------------------------------
its Subsidiaries to keep, proper records and books of account which present fairly in all material respects the financial condition, results of operations and financial transactions of Borrower and its Subsidiaries, and to make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.

          (f)  Visitation Rights. Permit Lender or any agents or representatives
               -----------------
of Lender, upon reasonable notice and during normal business hours and at such other times as Lender may reasonably request, to (i) visit and inspect any of the properties of Borrower and its Subsidiaries, (ii) examine the corporate and financial records of Borrower and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with the directors, officers, key employees and independent accountants of Borrower and its Subsidiaries (and the presentation of an executed copy of this Agreement (or photocopy thereof) by Lender or any agent or representative thereof to such independent accountants shall constitute Borrower's permission to such independent accountants to participate in discussions with such Persons, regardless of whether any such agent or representative is a party to this Agreement); provided that Lender or such agent
                                              --------
or representative shall give reasonable notice to Borrower prior to any contact with such accountants and give Borrower the opportunity to participate in such discussions.

          (g)  Compliance with Laws.  Comply, and cause each of its Subsidiaries
               --------------------
to comply, with the applicable requirements of all laws, rules, regulations and orders of all governmental authorities (including, but not limited to, ERISA and the rules, regulations and orders promulgated thereunder), the violation of which would (either individually or in the aggregate) have a Material Adverse Effect.

          (h)  Compliance with Agreements.  Comply, and cause each of its
               --------------------------
Subsidiaries to comply, with all other obligations that it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that (A) the failure to so comply would not (either individually or in the aggregate) have a Material Adverse Effect or (B) the same are being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with GAAP consistently applied) have been made and recorded on Borrower's financial records with respect thereto;

          (i)     Environmental Compliance.
                  ------------------------

            (i) Comply, and cause its Subsidiaries to comply, at all times with all applicable Environmental Laws, unless failure to so comply would not (either individually or in the aggregate) have a Material Adverse Effect.

            (ii) Promptly take, and cause its Subsidiaries to promptly take, any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about any real property owned, leased or operated by Borrower or any Subsidiary in order to comply in with all Environmental Laws (unless failure to do so would not (either individually or in the aggregate) have a Material Adverse Effect), and in the event any Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by any Borrower or any of its Subsidiaries, diligently conduct and complete, and cause its Subsidiaries to diligently conduct and complete, such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state, local and foreign governmental authorities, except to the extent that (A) failure to so comply would not (either individually or in the aggregate) have a Material Adverse Effect or (B) Borrower's or its Subsidiary's liability for such presence, storage, use, disposal, transportation, release or discharge of any Hazardous Material is being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with GAAP consistently applied) have been made and recorded on Borrower's financial records with respect thereto.

            (iii) If Lender at any time has reason to believe that there may be a material violation of any Environmental Law by, or any material liability arising thereunder of, Borrower or any of its Subsidiaries or related to any real property owned, leased or operated by Borrower or any of its Subsidiaries or real property adjacent to any such real property, provide Lender with such reports, certificates, engineering studies and other written material or data as Lender may reasonably require so as to satisfy Lender that Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws.

          (j)     Maximum Leverage Ratio. Subject to Section 7.02(c), not permit
                  ----------------------
the Leverage Ratio at the end of any Measurement Period ending during any period set forth below to exceed the ratio set forth opposite such date below:

     ==================================================================
                   Period                           Leverage Ratio
     ==================================================================
       Closing Date to February 28, 1999               6.900:1.0
     ------------------------------------------------------------------
       March 1, 1999 to May 31, 1999                   6.600:1.0
     ------------------------------------------------------------------
       June 1, 1999 to February 29, 2000               6.150:1.0
     ------------------------------------------------------------------
       March 1, 2000 to May 31, 2000                   5.700:1.0
     ------------------------------------------------------------------

     ==================================================================
                   Period                      Leverage Ratio
     ==================================================================
       June 1, 2000 to February 28, 2001             5.250:1.0
     ------------------------------------------------------------------
       March 1, 2001 to May 31, 2001                 4.950:1.0
     ------------------------------------------------------------------
       June, 2001 to February 28, 2002               4.200:1.0
     ------------------------------------------------------------------
       March 1, 2002 to May 31, 2002                 3.900:1.0
     ------------------------------------------------------------------
       June 1, 2002 and thereafter                   3.600:1.0
     ==================================================================

          (k)  Minimum Interest Coverage Ratio. Subject to Section 7.02(c), not
               -------------------------------
permit the Interest Coverage Ratio for any Measurement Period ending during any period set forth below to be less than the ratio set forth opposite such date below:

     ==================================================================
                   Period                      Interest Coverage Ratio
     ==================================================================
       Closing Date to February 28, 1999             1.520:1.0
     ------------------------------------------------------------------
       March 1, 1999 to February 29, 2000            1.600:1.0
     ------------------------------------------------------------------
       March 1, 2000 to February 28, 2001            1.800:1.0
     ------------------------------------------------------------------
       March 1, 2001 to August 31, 2001              2.000:1.0
     ------------------------------------------------------------------
       September 1, 2001 to February 28, 2002        2.200:1.0
     ------------------------------------------------------------------
       March 1, 2002 to August 31, 2002              2.400:1.0
     ------------------------------------------------------------------
       September 1, 2002 and thereafter              2.400:1.0
     ==================================================================

          (l)  Minimum Fixed Charge Coverage Ratio. Subject to Section 7.02(c),
               -----------------------------------
not permit the ratio of (x) Consolidated EBITDA for any Measurement Period ending on or after the date hereof to (y) Consolidated Fixed Charges for such
                                   --
Measurement Period, to be less than 0.88:1.0.

          (m)  Related Documents.  Keep, observe and comply with all of its
               -----------------
covenants and obligations which are set forth in the Merger Agreement, the Stock and Warrant Purchase Agreement, or any other agreement or instrument delivered in connection therewith (other than the Senior Loan Documents), and cause each of its Subsidiaries to keep, observe and comply with all of its covenants and obligations under the Subordinated Guaranty and related documents, in each case so long as such covenants and obligations are in force and effect.

          (n)  Payments.  Pay when due all amounts owed by Borrower to Lender,
               --------
whether or not pursuant to obligations created hereunder.

          (o)  Use of Proceeds.  Use the proceeds of the Loan incurred hereunder
               ---------------
only to pay the Merger consideration and related fees and expenses as contemplated by the Merger Agreement and for working capital and budgeted general corporate purposes.

          5.02 Negative Covenants.  Borrower covenants that, until the payment
               ------------------
in full of the Loan and all accrued interest thereon (including all interest accruing after the commencement of any bankruptcy or reorganization proceeding at the rate or rates provided herein) and all other fees, amounts and obligations outstanding or payable to Lender (or reasonably expected by Lender to become payable) hereunder and under the Subordinated Note, it shall not without the prior written consent of Lender:

          (a)  Indebtedness.  Create, incur, assume, guarantee or be or remain
               ------------
liable for, contingently or otherwise, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, any Indebtedness, except for the following:

                 (i) Indebtedness under this Agreement and the Subordinated Note and additional Indebtedness of Borrower to Lender which is incurred as otherwise agreed by Borrower and Lender;

                 (ii)  Indebtedness constituting Senior Debt;

                (iii) Indebtedness in existence on the date hereof and set forth on the Disclosure Schedule (other than Indebtedness that is to be
                  -------------------
     repaid in connection with the Closing);

                (iv)   Indebtedness representing intercompany loans and advances
     (x) to Borrower from its Subsidiaries and (y) from Borrower to its Wholly Owned Subsidiaries; provided that such Indebtedness shall not be held by
                         --------
     any Person other than Borrower or a Wholly Owned Subsidiary, and such Indebtedness shall not be subordinate to any other Indebtedness or other obligation of the obligor other than the Senior Debt or the Loan;

                (v) Indebtedness secured by Liens permitted under Section 5.02(b)(8), (9), (10), and (13) not exceeding in the aggregate $2.0 million at any one time, and any renewals, extensions, modifications and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to Borrower or any of its Subsidiaries;

                (vi) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided that such
                                                    --------
     Indebtedness is extinguished within two Business Days of its incurrence;

                (vii) obligations under Operating Leases permitted by the Senior Loan Agreement and Guaranties to the extent permitted under Section 5.02(c);

                (viii) unsecured Indebtedness of Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed, together with Guaranties (without duplication) permitted under Section 5.02(c), $2.0 million at any time outstanding, and any renewals, extensions, modifications and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to Borrower or any of its Subsidiaries;

                (ix) Indebtedness with respect to Capitalized Leases not exceeding in the aggregate $2.0 million at any one time outstanding, and any renewals, extensions, modifications and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to Borrower or any of its Subsidiaries;

                (x)   Indebtedness under the Subordinated Guaranty; and

                (xi) any additional Indebtedness permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(a)).

          (b)  Negative Pledge; Liens.  Create, assume, incur or suffer to be
               ----------------------
created, assumed, incurred or to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its respective properties or assets of any character, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following:

                (1)   Liens as in effect from time to time securing Senior Debt;

                (2) Liens in existence on the date hereof and set forth on the Disclosure Schedule (other than Liens securing Indebtedness that is to be
     -------------------
     repaid in connection with the Closing);

                (3) Liens imposed by any governmental authority for taxes, assessments or charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP consistently applied on Borrower's financial records;

                (4) Mechanics', materialmen's or contractors' liens or encumbrances or any similar statutory lien or restriction, securing payments and obligations incurred in the ordinary course of business, in each case for sums which are not past due, which are past due but the nonpayment of which would not (either individually or in the aggregate) have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, consistently applied, on Borrower's financial records;

                (5) Deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other insurance or social security obligations;

                (6) Deposits or pledges to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature incurred in the ordinary course of business;

                (7) Easements, rights-of-way, encumbrances, zoning regulations, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of Borrower and its Subsidiaries or materially detracting from the value of the real property subject thereto;

                (8) Liens upon tangible personal property acquired after the date hereof by Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such property or improvements thereon; provided that the principal amount of any such Indebtedness secured by any
     --------
     such Lien shall at no time exceed 100% of the fair market value of such property at the time it was acquired;

                (9) Liens existing on any property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not
                                 --------  -------
     extend to any other property of Borrower or any of its Subsidiaries;

                (10) Liens not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $1.0 million;

                (11) Liens securing Indebtedness with respect to forward contracts, interest rate cap, collar and swap contracts, foreign currency exchange contracts, hedging contracts and other similar contracts required or permitted under the Senior Loan Agreement;

                (12) Attachment or judgment Liens (including prejudgment attachment) the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 6.01(h);

                (13) Liens securing obligations in respect of Capitalized Leases permitted hereunder solely on property subject to such Capitalized Leases;

                (14) obligations or duties affecting any property of Borrower or any of its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

                (15) leases or subleases granted to third Persons not interfering in any material respect with the business of Borrower or any of its Subsidiaries;

                (16) Liens arising from UCC financing statements regarding Operating Leases permitted by the Senior Loan Agreement or Capitalized Leases permitted hereunder;

                (17) any interest or title of a lessor or sublessor under any Operating Leases permitted by the Senior Loan Agreement or Capitalized Leases permitted hereunder;

               (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

               (19) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business;

               (20) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted under this clause (20) shall
     --------  -------
     not cover any additional Indebtedness or property (other than like property substituted for the property covered by such Lien); and

               (21) any additional Liens permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(b)).

          (c)  Contingent Liabilities.  Enter into or otherwise become liable
               ----------------------
for, or permit any Subsidiary to enter into or otherwise become liable for, any Guaranties, except for: (i) Guaranties of Senior Debt, (ii) the Subordinated Guaranty, (iii) Guaranties in respect of Operating Leases to the extent permitted under the Senior Loan Agreement, (iv) Guaranties by Borrower or any Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Wholly Owned Subsidiary to the extent the existence of such Indebtedness or other liabilities is not prohibited under this Agreement, (v) other Guaranties which, together with the amount of Indebtedness incurred under Section 5.02(a)(viii) (without duplication), does not exceed $2.0 million in the aggregate at any time outstanding, (vi) endorsements for collection or deposit in the ordinary course of business, (vii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (viii) Guaranties existing as of the date hereof and set forth on the Disclosure Schedule, and any renewals, extensions, modifications
             -------------------
and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to Borrower or any of its Subsidiaries, (ix) forward contracts, interest rate cap, collar and swap contracts, foreign currency exchange contracts, hedging contracts and other similar contracts that are permitted by the Senior Loan Agreement, (x) Guaranties in connection with any sale or disposition of assets of the Borrower or any of its Subsidiaries (to the extent such sale or disposition is not prohibited under this Agreement or the Senior Loan Agreement), arising in connection with indemnification and other agreements in respect of any contract relating to such sale or disposition, not to exceed the consideration received by Borrower and its Subsidiaries in connection with such sale or disposition and excluding in all cases any Guaranty with respect to any obligation of any third party incurred in connection with the acquisition of the assets which are the subject of such sale or disposition, and (xi) any additional Guaranties permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(c)).

          (d)  Disposition of Capital Assets.  Sell, assign, lease, transfer or
               -----------------------------
otherwise dispose of, or permit any Subsidiary to sell, assign, lease, transfer or otherwise dispose of, any of its capital assets consisting of property, plant or equipment, except that, subject to the provisions of Section 2.04(c)(i), Borrower and its Subsidiaries may sell or otherwise transfer or dispose of such capital assets (i) in the case of Subsidiaries, to Borrower or to any Wholly Owned Subsidiary, (ii) if the net proceeds of such sale, transfer or other disposition are applied, within 180 days after such sale, transfer or other disposition, to acquire capital assets of at least equivalent value, (iii) if the net proceeds of such sale, transfer or other disposition are applied to prepay or repay the Senior Debt pursuant to the terms of the Senior Loan Agreement, (iv) in the case of motor vehicles, in the ordinary course of business, (v) any other capital assets sold for fair market value not exceeding $250,000 in the aggregate during any fiscal year for all such sales by all of Borrower and its Subsidiaries and (vi) as otherwise permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(d)).

          (e)  Mergers, etc.  Merge or consolidate with, or sell, assign, lease,
               -------------
transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or Persons, or permit any Subsidiary to do so, other than (i) a sale or other disposition of assets by any Subsidiary to Borrower or to any Wholly Owned Subsidiary, (ii) a merger or consolidation of a Subsidiary with or into Borrower, in which Borrower is the surviving corporation, (iii) a merger or consolidation of a Subsidiary with or into a Wholly Owned Subsidiary, in which a Wholly Owned Subsidiary is the surviving corporation, (iv) acquisitions permitted under Section 5.02(i)(xiii), or (v) as otherwise permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(e)).

          (f)  Dividends and Stock Purchases.  Directly or indirectly declare or
               -----------------------------
pay, or permit any Subsidiary to declare or pay, any Dividends on Borrower's or any of its Subsidiaries' capital stock or other equity securities or make or incur, or permit any Subsidiary to make or incur, any liability to make any Stock Purchase (or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans) other than (i) payment of the merger consideration as contemplated by the Merger Agreement in an amount not to exceed $91.0 million in connection with the Merger, (ii) so long as no Event of Default or Potential Event of Default then exists or would be caused thereby, Dividends on the Preferred Stock pursuant to Borrower's Articles of Incorporation (and the Certificate of Designation filed thereunder with respect to the Preferred Stock) as in effect on the date hereof, (iii) Dividends paid by any Subsidiary (A) to Borrower or to a Wholly Owned Subsidiary or (B) if such Dividends are made on a pro rata basis with respect to all of such Subsidiary's capital stock or other equity interests, (iv) dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock, (v) Stock Purchases of the capital stock or other equity interests of a Subsidiary (A) that are held by Borrower or a Wholly Owned Subsidiary or (B) by such Subsidiary if such Stock Purchases are made on a pro rata basis with respect to all of such Subsidiary's capital stock or other equity interests, (vi) so long as no Event of Default or Potential Event of Default then exists or would be caused thereby, Stock Purchases of Common Stock from any current holder of Common Stock (who is a current employee of Borrower or its Subsidiaries) or spouses or other heirs of such employee in the event of death, disability or a Hardship with respect to such employee (provided that the aggregate amount of all such Stock Purchases from all such
 --------
employees under this clause (vi) shall not exceed $500,000 in any fiscal year and shall not exceed $2.0 million in the aggregate) or (vii) so long as no Event of Default or Potential Event of Default then exists or would be caused thereby, any additional Dividends or Stock Purchases permitted under the provisions of the Senior

Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(f)).

          (g)  Issuance of Certain Capital Stock; Issuance and Disposition of
               --------------------------------------------------------------
Capital Stock of Subsidiaries.  After the date hereof, (i) make any issuance or
-----------------------------
series of issuances of capital stock that would result directly or indirectly in a Change of Ownership, (ii) make any issuance of Disqualified Capital Stock (other than issuances of Preferred Stock as payment-in-kind Dividends with respect to outstanding Preferred Stock), or (iii) sell or otherwise dispose of, or permit any Subsidiary to issue, sell, or otherwise dispose of, any shares of capital stock or other equity securities or interests (including options, warrants or other rights to acquire any such capital stock or other equity interests, any securities convertible into or exchangeable for any such capital stock or other equity interests, or any stock appreciation rights, phantom stock rights or other rights) of any Subsidiary, except in the case of clause (iii) for issuances, sales or other dispositions (A) to Borrower or to a Wholly Owned Subsidiary, (B) of directors' qualifying shares as required by applicable law,
(C) of all of the capital stock of a Subsidiary if such disposition would be permitted as a sale of assets under Section 5.02(d) and if the proceeds of such disposition are treated as such a sale of assets for all purposes under this Agreement, or (D) as otherwise permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(g)).

          (h)  Amendments of Other Agreements.
               ------------------------------

               (i) Amend, supplement, modify, terminate, waive or permit to be amended, supplemented, modified, terminated or waived, in any manner which could reasonably be expected to be materially adverse to the Lender, any of the provisions of the articles or certificate of incorporation or bylaws of Borrower or any of its Subsidiaries (including any certificate of designation setting forth the terms of any class or series of preferred stock), the Merger Agreement, the Stock and Warrant Purchase Agreement, the Subordination Agreements, or any other agreement entered into with respect to the capital stock or other equity securities or interests of Borrower or any of its Subsidiaries.

               (ii) Amend, supplement, modify, terminate, waive, or permit to be amended, supplemented, modified, terminated or waived, any of the provisions of the Senior Loan Agreement, the Senior Notes or the other Senior Loan Documents, if the effect of such action would be to authorize, approve or create any Indebtedness thereunder, or any commitment to extend any Indebtedness thereunder, in each case that would not constitute Senior Debt (except to the extent such Indebtedness that is not Senior Debt is otherwise permitted under Section 5.02(a)), or to cause any Indebtedness existing or committed to be extended thereunder not to be Senior Debt (except to the extent such Indebtedness that is not Senior Debt is otherwise permitted under Section 5.02(a)).

          (i)  Investments.  Make, or permit any Subsidiary to make, any
               -----------
Investments, except for: (i) direct obligations of the United States of America or of any state thereof; (ii) prime commercial paper; (iii) certificates of deposit issued by any commercial bank having capital and surplus in excess of $100,000,000; (iv) money market funds of nationally recognized institutions investing solely in obligations described in clauses (i), (ii) and (iii) above;
(v) advances, loans or
extensions of credit to employees of Borrower and its Subsidiaries in the ordinary course of business; (vi) Investments in Wholly Owned Subsidiaries,
(vii) the establishment of Subsidiaries by Borrower to the extent permitted by
Section 5.02(n); (viii) Investments in existence on the date hereof and set forth on the Disclosure Schedule; (ix) Investments constituting Indebtedness
             -------------------
permitted under Section 5.02(a) or Guaranties permitted under Section 5.02(c);
(x) Investments by Borrower in forward contracts, interest rate cap, collar and swap contracts, foreign currency exchange contracts, hedging contracts and other similar contracts required or permitted under the Senior Loan Agreement, that are entered into as bona fide hedges and not for speculative purposes; (xi) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; (xii) pledges or deposits in connection with (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (B) contingent obligations on surety or appeal bonds, and
(C) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; (xiii) Investments to acquire an interest in a company or business (whether by purchase of assets, purchase of stock, merger or otherwise), so long as (1) no Event of Default or Potential Event of Default exists or would be caused thereby, (2) the aggregate amount of all such acquisitions after the date of the Closing shall not exceed $10.0 million and not more than $5.0 million in any fiscal year, and (3) if such acquisition results in the creation or acquisition of a Subsidiary, such Subsidiary shall comply with the provisions of Section 5.02(n); (xiv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (xv) Investments in Subsidiaries to the extent of the securities of such Subsidiaries held on the date of the Closing (and any securities issued in exchange therefor or as a dividend thereon); (xvi) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any sale of assets or capital stock of a Subsidiary permitted hereunder (provided that such non-cash consideration
                                --------
received in connection with any such sale or disposition shall not exceed 10% of the total consideration received in connection with such sale or disposition);
(xvii) additional Investments not exceeding $2.5 million in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof), net of any returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of any sales thereof; and (xviii) any additional Investments permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(i)).

          (j)  Restrictions on Subsidiary Distributions.  Create, or permit any
               ----------------------------------------
of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity security owned by Borrower or any other Subsidiary of Borrower, (ii) subject to subordination provisions, pay any Indebtedness owed to Borrower or any other Subsidiary, (iii) make loans or advances to Borrower or any other Subsidiary or
(iv) transfer any of its property or assets to Borrower or any other Subsidiary, except for (1) such encumbrances or restrictions existing under or by reason of
(A) applicable law, (B) restrictions under the Senior Loan Agreement or the other Senior Loan Documents, (C) such restrictions with respect to the transfer of those assets subject to a Lien permitted under Section 5.02(b), (D) customary provisions restricting subletting or assignment of any lease governing a leaseholder interest of Borrower or any of its Subsidiaries, and (E) with respect to restrictions described in clause (iv) only, restrictions in any agreement relating to any sale or other disposition of assets of Borrower or any of its Subsidiaries that is permitted hereunder, and except for (2) any additional encumbrances or restrictions permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(j)).

          (k)  Transactions with Affiliates.  Enter into, amend, supplement,
               ----------------------------
modify, terminate or waive, or permit any Subsidiary to enter into, amend, supplement, modify, terminate or waive, any agreement, contract, commitment, transaction or arrangement with (i) any of its or any of its Subsidiaries' officers, directors, principal stockholders (other than Borrower or another Subsidiary), senior executives, or Affiliates, (ii) any such Person's spouse, sibling, lineal ancestor or descendant, or spouse's sibling or lineal ancestor or descendant, or (iii) any entity in which any Person described in (i) or (ii) above directly or indirectly owns a beneficial interest, unless such transaction is otherwise not prohibited under this Agreement, is in the ordinary course of Borrower's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to Borrower or such Subsidiary than those that would be obtainable at the time in an arm's length transaction with a Person not described in (i), (ii) or (iii) above; provided that the following shall in any
                                       --------
event be permitted: (1) Dividends and Stock Purchases otherwise permitted under this Agreement, (2) the payment of reasonable fees to directors of Borrower or any Subsidiary who are not employees of Borrower or any of its Subsidiaries, (3) so long as no Event of Default or Potential Event of Default would arise therefrom, any transaction with an officer or member of the board of directors of Borrower or any of its Subsidiaries in the ordinary course of business involving compensation, indemnity, employee benefit arrangements or expense reimbursement, (4) loans or advances to employees otherwise permitted under this Agreement, (5) transactions and agreements in existence on the date hereof and described with particularity in the relevant schedule to the Stock and Warrant Purchase Agreement, (6) customary employment arrangements and benefit programs on reasonable terms as approved by the board of directors of Borrower or a committee thereof, (7) so long as no Event of Default or Potential Event of Default exists or would be caused thereby, repurchases of capital stock as provided by the Shareholders' Agreement as in effect on the date hereof; and (8) so long as no Event of Default or Potential Event of Default would be caused thereby, any additional such transaction permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof (without duplication of that permitted under this Section 5.02(k)).

          (l)  Change of Business.   Engage, or permit any Subsidiary to engage,
               ------------------
directly or indirectly, to any substantial extent in any line or lines of business activities other than the business of the type conducted by the Borrower and its Subsidiaries as of the date of the Closing.

          (m)  Fiscal Year.  Make or permit, or permit any Subsidiary to make or
               -----------
permit, any change in its respective fiscal year end (the Saturday closest to August 31 of each year).

          (n)  Limitation on Creation of Subsidiaries.  Establish, create or
               --------------------------------------
acquire, or permit any Subsidiary to establish, create or acquire, any Subsidiary; provided that Borrower or any Wholly Owned Subsidiary shall be
            --------
permitted to establish or create (A) any Wholly Owned Subsidiary organized within the United States and its territorial possessions or (B) any other Subsidiary the establishment or creation of which is permitted under the provisions of the Senior Loan Agreement as in effect on the date hereof, in each case so long as (i) such new Subsidiary executes a counterpart to the Subordinated Guaranty and any related certificates or documents necessary to become a party thereof and bound thereby, in each case in form and substance satisfactory to Lender and the Senior Lenders, and (ii) such new Subsidiary shall take all other actions and execute and deliver such other documents as requested by Lender in connection with the foregoing and not inconsistent with the terms of the Senior Loan Agreement or any other Senior Loan Documents; and
                                                                           ---
provided further that Borrower or any Wholly Owned Subsidiary shall be permitted
----------------
to establish or create any joint venture so long as the aggregate amount contributed by Borrower and its Subsidiaries with respect to all such joint ventures does not exceed $5.0 million in the aggregate.

          (o)  Year 2000 Compliance. Each Company will, on or prior to September
               --------------------
30, 1999, eliminate any significant risks that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999, function, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, in any respect that would cause a Material Adverse Effect.

          5.03 Reporting Requirements.  Borrower covenants that, until the
               ----------------------
payment in full of the Loan and all accrued interest thereon (including all interest accruing after the commencement of any bankruptcy or reorganization proceeding at the rate or rates provided herein) and all other amounts, fees and obligations outstanding or payable to Lender (or reasonably expected by Lender to become payable) hereunder and under the Subordinated Note, it shall furnish to Lender:

          (a)  Monthly Financial Statements.   As soon as practicable but in any
               ----------------------------
event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of Borrower and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and an unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, all in reasonable detail, and all such statements shall be prepared in accordance with GAAP consistently applied (subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals) and shall be certified by Borrower's chief financial officer; in addition, Borrower shall provide consolidating financial statements for any Subsidiary organized outside of the United States (as defined in Section 7701(a)(9) of the Internal Revenue
Code) for the same periods substantially consistent with the foregoing.

          (b)  Annual Financial Statements.  As soon as practicable but in any
               ---------------------------
event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and stockholders' equity of Borrower and its Subsidiaries for such fiscal year and a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all in reasonable detail, and all such statements shall be prepared in accordance with GAAP consistently applied and shall be accompanied by (1) an opinion from an independent public accounting firm of recognized national standing selected by Borrower and approved by Lender, which opinion shall contain no material exceptions, qualifications or limitations not reasonably satisfactory to Lender,
(2) a certificate from such accounting firm, addressed to Borrower's Board of Directors, stating that it has caused the provisions of this Agreement to be reviewed and that in the course of its examination nothing has come to its attention to lead it to believe that an Event of Default or Potential Event of Default has occurred or exists hereunder or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof, and (3) a copy of such firm's annual management letter to Borrower's Board of Directors; in addition, Borrower shall provide consolidating financial statements for any Subsidiary organized outside of the United States (as defined in Section 7701(a)(9) of the Internal Revenue Code) for the same periods substantially consistent with the foregoing. Each of the financial statements referred to in paragraphs (a) and (b) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, have a Material Adverse Effect).

          (c)  Certificate of Compliance.  Together with (i) the financial
               -------------------------
statements furnished pursuant to Section 5.03(a) hereof for the third monthly accounting period in each fiscal quarter and (ii) the annual financial statements furnished pursuant to Section 5.03(b), there shall be delivered to Lender a certificate signed by Borrower's chief financial officer stating that he has caused the provisions of this Agreement to be reviewed and that nothing has come to his attention to lead him to believe that any Event of Default or Potential Event of Default has occurred or exists hereunder or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what actions Borrower and its Subsidiaries have taken, are taking and propose to take with respect thereto. Each such quarterly and annual certificate shall also contain, for each period then ended, calculations in reasonable detail evidencing Borrower's compliance, as of the close of such quarterly or annual period, with the covenants contained in Sections 5.01(j), 5.01(k), and 5.01(l) hereof.

          (d)  Other Independent Accountant Materials.  Promptly upon receipt
               --------------------------------------
thereof, any additional reports, management letters or other detailed information concerning significant aspects of the operations or financial affairs of Borrower or any of its Subsidiaries given to Borrower by its independent accountants (and not otherwise contained in other materials provided hereunder).

          (e)  Annual Budgets; Notification of Deviations. Within 60 days after
               ------------------------------------------
the end of each fiscal year, an annual operating budget prepared on a monthly basis for Borrower and its Subsidiaries for the succeeding fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and an annual capital budget for Borrower and its Subsidiaries for the succeeding fiscal year (displaying anticipated expenditures for capital assets), and promptly upon preparation thereof any other significant budgets prepared by Borrower and any revisions of such annual or other budgets; and within 30 days after any monthly period in which there is a material adverse deviation from the annual budgets, a certificate from Borrower's chief financial officer or president explaining in reasonable detail the deviation and what actions Borrower and its Subsidiaries have taken, are taking and propose to take with respect thereto.

          (f)  ERISA Notifications.
               -------------------

               (i) Promptly after receipt thereof by the plan administrator, any notice from the Internal Revenue Service or the PBGC relating to disqualification, termination or the intent to terminate any Plan;

               (ii) promptly after receipt thereof by the plan administrator, any notice from the Internal Revenue Service relating to the disqualification of any Plan that is qualified under Section 401 of the Internal Revenue Code;

               (iii) as soon as possible (in any event, within 30 days) after either Borrower or the plan administrator of any Plan knows or has reason to know that any Reportable Event has occurred which would reasonably be expected to have a Material Adverse Effect, a written notice that such Reportable Event has occurred; and

               (iv) together with each notice or copy of a notice or filing specified in the immediately preceding clauses (i), (ii) and (iii), a statement of Borrower's chief financial officer setting forth details as to all events referred to therein and the action with respect thereto taken, being taken or proposed to be taken by Borrower.

          (g)  Notices of Default.  As soon as possible (but in any event within
               ------------------
five Business Days) after the discovery or receipt of notice of any Event of Default or Potential Event of Default, a certificate of Borrower's chief financial officer or president specifying in reasonable detail the nature and period of existence thereof and what actions Borrower and its Subsidiaries have taken, are taking and propose to take with respect thereto.

          (h)  Notices of Litigation.  Promptly after the commencement thereof,
               ---------------------
written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any substantial risk of any Material Adverse Effect.

          (i)  Copies of Reports, Filings, etc.  Promptly after the sending or
               -------------------------------
filing thereof, copies of all proxy statements, financial statements, reports and any other general written communications which Borrower sends to its stockholders and copies of all regular, special or periodic reports and all registration statements which Borrower files, or (to Borrower's knowledge) any of its officers or directors file with respect to Borrower, with the Securities and Exchange Commission or any governmental authority which may be the successor therefor, or with any national securities exchange.

          (j)  Notices of Adverse Judgments.  Promptly after the entering
               ----------------------------
thereof, written notice of all adverse judgments in excess of $1.0 million or which involve any substantial risk of any Material Adverse Effect entered by any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against Borrower or any Subsidiary, which notice shall include the exact dollar amount of any such adverse judgment as well as any other expected adverse impact on Borrower and its Subsidiaries.

          (k)  Environmental Notices. Promptly (but in any event within 15 days)
               ---------------------
after receipt or discovery of any of the following, written notice thereof if such occurrence, event or condition has had or would reasonably be expected to have (either individually or in the aggregate) a Material Adverse Effect:

               (i) written notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release or threatened release of any toxic, chemical or hazardous substance, material or waste;

               (ii) written notice that any real or personal property of Borrower or any of its Subsidiaries is subject to any environmental lien;

               (iii) written notice of violation of, or discovery of a condition which has resulted or would reasonably be expected to result in a violation of, any requirement of law involving environmental, health or safety matters; or

               (iv) written notice of the commencement of any judicial or administrative proceeding or investigation alleging a violation of any requirement of law involving environmental, health or safety matters or subjecting Borrower or any of its Subsidiaries to environmental liabilities or costs.

Upon written request by Lender, Borrower shall submit to Lender a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issues identified in any notice or report required pursuant to this Section 5.03(k) and any other environmental, health or safety compliance obligation, remedial obligation or liability.

          (l)  Material Adverse Changes.  Promptly after the occurrence thereof,
               ------------------------
written notice of all events, conditions, acts, facts and omissions (except general economic conditions which are a matter of public knowledge) which have had, or involve any substantial risk of, (either individually or in the aggregate) any Material Adverse Effect.

          (m)  Accountant's Letter.  Promptly after the Closing, and promptly
               -------------------
after any changing of independent accountants, a letter addressed to Borrower from the independent accountants referred to in Section 5.03(b) and (d) above authorizing such accountants to communicate with Lender regarding Borrower and its Subsidiaries and informing such accountants of Lender's reliance on Borrower's financial statements.

          (n)  Other Information.  With reasonable promptness, such other
               -----------------
information and financial data concerning Borrower and its Subsidiaries as Lender may from time to time reasonably request.

                                  ARTICLE VI

                                    DEFAULT
                                    -------

          6.01 Events of Default.  An Event of Default shall mean the occurrence
               -----------------
of one or more of the following events:

          (a) Borrower shall default in the payment of (i) any principal or premium with respect to the Loan when due, whether at maturity, upon any required prepayment, by acceleration or otherwise, (ii) any interest with respect to the Loan when due or (iii) any other amount required to be paid to Lender under this Agreement or the Subordinated Note when due, and in the case of clauses (ii) and (iii), the default in payment shall have continued uncured for a period of five or more Business Days;

          (b) Borrower or any Material Subsidiary of Borrower shall default in
(i) the payment at final maturity of any principal of any Indebtedness (other than the Loan) with an aggregate principal amount in excess of $5.0 million, beyond any period of grace provided with respect thereto, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace, and (except in the case of a default under the Senior Loan Agreement or other Senior Loan Documents) such Indebtedness shall not have been paid or defeased in full or such default shall have continued uncured for a period of 60 or more calendar days, or (ii) the performance or observance of any other covenant, agreement, term or condition contained in any agreement or instrument with respect to any Indebtedness (other than the Loan (except as described in Section 7.02(c)(ii)(D)) with an aggregate principal amount in excess of $5.0 million, if as a result of such default (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace), such obligation shall be accelerated, become due in full, or be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, and (except in the case of an acceleration under the Senior Loan Agreement or other Senior Loan Documents or, as described in Section 7.02(c)(ii)(D), by Lender under this Agreement) such acceleration shall not have been rescinded, annulled or otherwise cured within 60 calendar days after the date of such acceleration;

          (c) Any representation or warranty made by Borrower in this Agreement, or in any schedule, certificate or financial statement furnished to Lender pursuant to the provisions hereof or thereof, shall have been false or misleading in any material respect as of the time made or furnished;

          (d) Any of this Agreement, the Subordinated Note or the Subordination Agreements shall cease to be in full force and effect (other than pursuant to its terms) or declared to be null and void by a court of competent jurisdiction;

          (e) Borrower shall default in the performance of or compliance with any provision of Sections 5.01(j) through (l), inclusive, or Section 5.02 hereof, and in the case of a default under any provision of Section 5.02 hereof such default shall have continued uncured for a period of 30 or more calendar days;

          (f) Borrower shall default in the performance of or compliance with any other covenant, condition or provision of this Agreement, the Subordinated Note or the Subordination Agreements and such default shall have continued for a period of 30 calendar days after written notice thereof to Borrower by Lender specifying such default and demanding the remedy thereof;

          (g) Borrower or any of its ERISA Affiliates shall fail to pay when due an amount or amounts aggregating in excess of $5.0 million which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by Borrower or any of its ERISA Affiliates, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more of Borrower or any of its ERISA Affiliates to incur a payment obligation in excess of $5.0 million;

          (h) A final judgment, which together with all other undischarged final judgments against Borrower or any Material Subsidiary exceeds an aggregate of $5.0 million (exclusive of judgment amounts to the extent covered by insurance), shall have been entered against Borrower or any Material Subsidiary if, within 60 days after the entry thereof, such judgment shall not have been fully discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been fully discharged;

          (i) Any order, judgment, decree or injunction is entered against Borrower or any of its Material Subsidiaries requiring the dissolution or split up of Borrower or any of its Material Subsidiaries, and such order, judgment, decree or injunction remains undischarged or unstayed for more than 60 days; or

          (j) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or any Material Subsidiary of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding;

          (k) Borrower or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or any Material Subsidiary or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

          (l) The Subordinated Guaranty or any material provision thereof shall cease to be in full force or effect as to any Material Subsidiary of Borrower, or any Material Subsidiary of Borrower or any Person acting by or on behalf of any Material Subsidiary of Borrower shall deny or disaffirm any such Material Subsidiary's obligations under the Subordinated Guaranty, or any Material Subsidiary of Borrower shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subordinated Guaranty.

          6.02 Consequences of Event of Default.
               --------------------------------

          (a)  Money Defaults.  If an Event of Default specified in Section
               --------------
6.01(a) shall occur and be continuing, Lender may at its option, upon notice to Borrower, declare the unpaid principal balance of the Subordinated Note, all interest accrued thereon (including all interest accruing after the commencement of any bankruptcy or reorganization proceeding at the rate or rates provided herein) and all other liabilities and obligations of Borrower hereunder (including all premiums) and under the Subordinated Note to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

          (b)  Bankruptcy.  If an Event of Default specified in Section 6.01(j)
               ----------
or Section 6.01(k) shall occur with respect to Borrower, the unpaid principal balance of the Subordinated Note, all interest accrued thereon (including all interest accruing after the commencement of any bankruptcy or reorganization proceeding at the rate or rates provided herein) and all other liabilities and obligations of Borrower hereunder (including all premiums) and under the Subordinated Note shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

          (c)  Other Defaults.  If any Event of Default other than those
               --------------
specified in paragraphs (a) and (b) shall occur and be continuing, Lender may at its option, upon notice to Borrower, declare the unpaid principal balance of the Subordinated Note, all interest accrued thereon (including all interest accruing after the commencement of any bankruptcy or reorganization proceeding at the rate or rates provided herein) and all other liabilities and obligations of Borrower hereunder (including all premiums) and under the Subordinated Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

          6.03 Rights of Setoff.  To the extent permitted by law,
               ----------------

          (a) in case an Event of Default shall occur and be continuing or shall exist, Lender (and any other holder of the Subordinated Note) shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to the unpaid balance of the Subordinated Note, all accrued interest thereon and all other obligations of Borrower hereunder and under the Subordinated Note, any debt owing to, and any other funds held in any manner for the account of Borrower by Lender (or such holder), including, without limitation, all funds in all deposit accounts (general or special) now or hereafter maintained by Borrower for its own account with Lender (or such holder), and Lender is hereby granted a security interest in and lien on all such debts (including, without limitation, all such deposit accounts) for such purpose;

          (b) such right shall exist whether or not Lender (or such other holder of the Subordinated Note) shall have made any demand under this Agreement or the Subordinated Note and whether or not the Subordinated Note and such other obligations are matured or unmatured; and

          (c) Borrower hereby confirms Lender's (and such other holder's) right of banker's lien and setoff, as further specified in Section 7.03 hereof, and nothing in this Agreement shall be deemed to be any waiver or prohibition of Lender's (and such other holder's) right of banker's lien and setoff.

          6.04 Other Rights.  The rights and remedies of Lender (and any other
               ------------
holder of the Subordinated Note) upon the occurrence of an Event of Default set forth in Sections 6.02 and 6.03 are cumulative and in addition to and not in derogation of any other rights Lender (or such other holder) may have under applicable law or other agreements.

          6.05 Automatic Rescission of Certain Accelerations.  If any
               ---------------------------------------------
acceleration of the Loan under Section 6.02(c) shall have occurred due to an Event of Default under Section 6.01(b), such acceleration pursuant to Section 6.01(b) shall be automatically annulled and rescinded if, prior to Borrower's payment of the Loan in full or the entry of a judgment with respect to such acceleration of the Loan, (A) in the case of an Event of Default under Section 6.01(b)(i), the Indebtedness giving rise to such Event of Default shall have been paid or satisfied in full, (B) in the case of an Event of Default under
Section 6.01(b)(ii), either (1) the acceleration of Indebtedness giving rise to such Event of Default shall have been rescinded or annulled or (2) with respect to an acceleration of Indebtedness other than Indebtedness under the Senior Loan Documents, the accelerated Indebtedness giving rise to such Event of Default shall have been paid or satisfied in full solely with the proceeds of additional Indebtedness then permitted under Section 3.02(a) hereof, which additional Indebtedness is incurred in connection with the repayment of such accelerated Indebtedness, (C) no other Event of Default shall have occurred and be continuing (other than an Event of Default arising by virtue of such acceleration of the Loan), and (D) all amounts then due and payable to the
                           ---
holders of the Loan (other than any amount due by virtue of such acceleration of the Loan) shall have been paid in full.

                                  ARTICLE VII

                    SUCCESSORS AND ASSIGNS; PARTICIPATIONS
                    --------------------------------------

          7.01 Successors and Assigns in General.  This Agreement shall be
               ---------------------------------
binding upon and, subject to Section 7.02 hereof, inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder or any interest herein or delegate its liabilities, obligations or duties hereunder without the prior written consent of Lender. Lender shall give Borrower prompt written notice of any assignment of or participation in the Loan hereunder. In connection with any such transfer of the Loan (or any portion thereof), Borrower shall (i) legend the instrument evidencing such Loan (or such portion thereof) by stating on the face of such instrument that it was issued with "original issue discount" and (ii) comply with such other requirements as may be imposed by Treas. Reg. '1.1275-3(b)(1) or any successor provision.

          7.02 Conditions.  Lender or any Assignee may assign all or any portion
               ----------
of its interest in and rights under this Agreement and the Subordinated Note to another financial institution or fund (an "Assignee"), or grant a participating
                                           --------
or beneficial interest in this Agreement and the Loans to any other financial institution or fund (a "Participant"), subject to the following conditions:
                        -----------

               (a)  Securities Laws.  Such assignment or participation shall not
                    ---------------
     be made under such circumstances as may constitute a violation of the Securities Act of 1933, as amended, or regulations thereunder, or any applicable state securities laws or regulations.

               (b)  Agent.  Lender shall enter into an agency relationship with
                    -----
     all Assignees and Participants, pursuant to which Lender, as Agent ("Agent"), shall administer the Loan on behalf of itself as Lender and all
       -----
     Assignees and Participants. All payments to be made by Borrower under this Agreement and the Subordinated Note shall be made to Agent, and all communications by Borrower to Lender, Assignees and Participants shall be addressed to or in the care of Agent, except that the financial information which is required to be provided to Lender pursuant to Sections 5.01, 5.02 and 5.03 hereof shall also be sent directly to any Assignee and Participant that holds at least 20% of the aggregate principal balance outstanding under the Subordinated Note. Lender's rights as Agent shall not be assignable, except that Lender may, in its discretion, be replaced as Agent by another lending institution reasonably acceptable to Borrower.

               (c)  Effect on Financial Covenants.  Notwithstanding anything
                    -----------------------------
     herein to the contrary:

                    (i) The covenants set forth in Section 5.01(j), (k) and (l) hereof are unique to, and solely for the benefit of, Lender. As a result, if at any time Lender ceases to hold legally or beneficially at least 66b% of the aggregate principal balance then outstanding under the Subordinated Note, the covenants set forth in Section 5.01(j), (k), and (l) hereof shall automatically terminate and be of no further force and effect, and Borrower shall thereafter have no obligation hereunder to comply with any such covenant, and non-compliance with such covenants shall thereafter cease to constitute an Event of Default hereunder (and any existing Event of Default under Section 6.01(e) as a result of a default under such covenants shall automatically be deemed permanently cured and waived).

                    (ii) The covenants set forth in Section 5.01(j), (k) and (l) hereof are unique to, and solely for the benefit of, Lender. As a result, if at any time Lender assigns any portion of its interest in and rights under, or grants any participating or beneficial interest in, this Agreement and the Subordinated Note, but Lender continues to hold legally and beneficially at least 66b% of the aggregate principal balance outstanding under the Subordinated Note, then: (A) any default under Section 5.01(j), (k) or (l) shall constitute an Event of Default under Section 6.01(e) only and only for the benefit of Lender, and not for the benefit of any Assignee or Participant; (B) any determination to amend, modify or waive in accordance with Section 8.01(a) any covenant set forth in Section 5.01(j), (k) or (l), or to accelerate the Loan under Section 6.02(c) as a result of any default under
          Section 5.01(j), (k) or (l), shall (subject to Section 8.01(b) below) be made solely by Lender (and may not be made by any other holder of any interest in the Loan), notwithstanding the fact that Lender may have been replaced as Agent pursuant to Section 7.02(b) hereof; (C) upon any such default under Section 5.01(j), (k) or (l) (to the extent such covenants have not been terminated pursuant to subparagraph (i) above), additional interest under Section 2.03(b) as a result of such default shall accrue only with respect to the portion of the Loan held by Lender (together with all accrued and unpaid interest thereon and all other amounts, fees and obligations then due and payable to Lender), and not with respect to any portion of the Loan or other obligations held by any Assignee or Participant (provided that nothing in this clause (C) shall prevent
                          --------
          the accrual of additional interest under Section 2.03(b) on obligations held by such Assignees and Participants if there has occurred and is continuing any Event of Default other than a default under Section 5.01(j), (k) or (l)); and (D) upon any determination by Lender in accordance with this subparagraph (ii) to accelerate the Loan under Section 6.02(c) as a result of any default under Section 5.01(j), (k) or (l), only the portion of the Loan held by Lender (together with all accrued and unpaid interest thereon and all other amounts, fees and obligations of Borrower hereunder and under the Subordinated Note to Lender) shall be so accelerated, and not any portion of the Loan or other obligations held by any Assignee or Participant (provided that, notwithstanding the foregoing, any such
                       --------
          acceleration by Lender of obligations in excess of $5.0 million in the aggregate shall constitute an Event of Default under Section 6.01(b) with respect to all Assignees and Participants, and the Agent (or, if Lender is the Agent, the holders of a majority of the outstanding principal amount of the Loan then held by all Assignees and Participants) may upon such Event of Default elect under Section 6.02(c) to accelerate the portion of the Loan and other obligations held by such Assignees and Participants).

               (d)  Two-Year Restriction. Prior to the second anniversary of the
                    --------------------
     Closing Date, neither Lender nor any Assignee may assign any portion of its interest in and rights under this Agreement and the Subordinated Note to any other Person (other than an Affiliate of Lender) without Borrower's prior consent, which consent will not be unreasonably withheld or delayed.

          7.03 Payments; Set Off.  Any payments to or recoveries by Lender or
               -----------------
any Assignee or Participant under this Agreement or under any instrument or agreement delivered in connection herewith shall be for the account of Lender and all Assignees and Participants, in proportion to the amount of each such person's interest in the Loan.

          7.04 Further Assurance.  Borrower shall, from time to time at the
               -----------------
request of Lender, execute and deliver to Lender or to such party or parties as Lender may designate, any and all further instruments as may in the opinion of Lender be necessary or advisable to give full force and effect to any transfer contemplated by this Article VII.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          8.01 Modifications, Amendments or Waivers.
               ------------------------------------

          (a)  General.  Except as expressly set forth in (b) below, the
               -------
provisions of this Agreement and the Subordinated Note may be modified, amended or waived, but only by a written instrument signed by Borrower and Lender.

          (b)  Certain Modifications, Amendments or Waivers of Financial
               ---------------------------------------------------------
Covenants.  The parties hereto have drafted the covenants set forth in Section
---------
5.01(j), (k), and (l) hereof so as to replicate the corresponding covenants set forth in Section 9.11 of the Senior Loan Agreement as in effect on the date hereof, except that the maximum Leverage Ratio levels under Section 5.01(j) have been set in this Agreement at 120% of the corresponding levels for such ratio under the Senior Loan Agreement (as in effect on the date hereof), and the minimum Interest Coverage Ratio and Fixed Charge Coverage Ratio levels under
Section 5.01(k) and (l), respectively, have been set in this Agreement at 80% of the corresponding levels for such ratios under the Senior Loan Agreement (as in effect on the date hereof). In the event that the Senior Lenders and Borrower agree in writing pursuant to the terms of the Senior Loan Agreement to amend or modify any of the Leverage Ratio, Interest Coverage Ratio, or Fixed Charge Coverage Ratio covenants in the Senior Loan Agreement (the "Senior Financial
                                                            ----------------
Covenants"), or any of the defined terms used therein (either directly or
---------
indirectly through other defined terms), Lender agrees that, contemporaneously with such amendment or modification to the Senior Loan Agreement, the corresponding covenant or defined term in this Agreement shall automatically (and without further action on the part of Borrower, Lender or the Senior Lenders) be amended or modified as follows:

               (i) in the case of any amendment or modification to any Leverage Ratio level with respect to any period in the Senior Loan Agreement, the corresponding Leverage Ratio level with respect to the same period in Section 5.01(j) hereof shall be changed to equal 120% of such Senior Loan Agreement level (after giving effect to such amendment or modification to the Senior Loan Agreement);

               (ii) in the case of any amendment or modification to any Interest Coverage Ratio level with respect to any period in the Senior Loan Agreement, the corresponding Interest Coverage Ratio level with respect to the same period in Section 5.01(k) hereof shall be changed to equal 80% of the Senior Loan Agreement level (after giving effect to such amendment or modification to the Senior Loan Agreement);

               (iii) in the case of any amendment or modification to any Fixed Charge Coverage Ratio level with respect to any period in the Senior Loan Agreement, the corresponding Fixed Charge Coverage Ratio level with respect to the same period in Section 5.01(l) hereof shall be changed to equal 80% of the Senior Loan Agreement level (after giving effect to such amendment or modification to the Senior Loan Agreement); and

               (iv) in the case of any other such amendment or modification under the Senior Loan Agreement, the same amendment or modification shall be made to the corresponding covenant provision or definition, as applicable, in this Agreement.

Notwithstanding the foregoing: (A) any such amendment or modification of this Agreement shall be effective solely to the extent of the Senior Lenders' amendment or modification of the corresponding provision in the Senior Loan Agreement, (B) any such amendment or modification of this Agreement shall be subject to the same terms and conditions as the Senior Lenders' amendment or modification of the corresponding provision in the Senior Loan Agreement, except to the extent that such terms and conditions do not relate to the Senior Financial Covenants (it being understood that amendments or modifications to the Senior Loan Agreement that are effected at the same time as any amendment or modification of the Senior Financial Covenants and that are not direct amendments or modifications of the Senior Financial Covenants or any defined term directly or indirectly used therein are not terms and conditions "relating to" the Senior Financial Covenants), and except that upon waiver or satisfaction of any condition to such amendment or modification of the Senior Loan Agreement such condition shall automatically be deemed satisfied with respect to the amendment or modification of the corresponding provision under this Agreement,
(C) any such amendment or modification of this Agreement shall expire or be rescinded, amended, or modified in the event such Senior Lenders' amendment or modification of the Senior Loan Agreement expires or is so rescinded, amended or modified (including by reason of the termination of the Senior Loan Agreement after all obligations constituting Senior Debt have been paid in full in cash and all commitments to extend credit under the Senior Loan Agreement that would constitute Senior Debt have been terminated), and (D) in the event the Senior Lenders (or any of their Affiliates) are entitled to receive any consideration for delivering such amendment or modification, Lender (or its Affiliates) shall be entitled to receive equivalent consideration in the same proportion to the outstanding principal amount of the Loan as such consideration to be paid to the Senior Lenders (or their Affiliates) bears to the total principal amount of the Senior Debt and unutilized commitments to extend credit under the Senior Loan Agreement that would constitute Senior Debt.

If the Senior Lenders execute a written waiver (in accordance with the terms of the Senior Loan Agreement) of a default under a Senior Financial Covenant, such Senior Lenders' waiver shall automatically, and without further action on the part of Borrower, Lender or the Senior Lenders, operate as, and be deemed to be, an effective waiver hereunder by Lender of such default under the corresponding covenant in this Agreement; provided that (1) such deemed waiver by Lender shall
                            --------
be effective solely to the extent of the Senior Lenders' waiver of the default under the corresponding provision in the Senior Loan Agreement, (2) such deemed waiver by Lender shall be subject to the same terms and conditions as the Senior Lenders' waiver of the default under the corresponding provision in the Senior Loan Agreement, except to the extent that such terms and conditions do not relate to the Senior Financial Covenants (it being understood that any waiver of any provision under the Senior Loan Agreement that is effected at the same time as any waiver of a default under the Senior Financial Covenants and that is not a direct waiver of a default under the Senior Financial Covenants is not a term or condition "relating to" the Senior Financial Covenants), and except that upon waiver or satisfaction of any condition to the Senior Lenders' waiver of a default under a Senior Financial Covenant such condition shall automatically be deemed satisfied with respect to the deemed waiver by Lender of the corresponding covenant in this Agreement, (3) such deemed waiver by Lender shall expire or be rescinded, amended, or modified in the event such Senior Lenders' waiver expires or is so rescinded, amended or modified (including by reason of the termination of the Senior Loan Agreement after all obligations constituting Senior Debt have been paid in full in cash and all commitments to extend credit under the Senior Loan Agreement that would constitute Senior Debt have been terminated), and (4) in the event the Senior Lenders (or any of their Affiliates) are entitled to receive any consideration for delivering such waiver, Lender (or its Affiliates) shall be entitled to receive equivalent consideration in the same proportion to the outstanding principal amount of the Loan as such consideration to be paid to the Senior Lenders (or their Affiliates) bears to the total principal amount of the Senior Debt and unutilized commitments to extend credit under the Senior Loan Agreement that would constitute Senior Debt.

          The provisions of this Section 8.01(b) are for the benefit of the Senior Lenders, and the Senior Lenders may enforce the provisions of this Section as third-party beneficiaries hereof. To the extent not otherwise terminated pursuant to Sections 7.02(c) or 8.01 hereto, the covenants set forth in Section 5.01(j), (k) and (l) shall survive the payment in full of the Senior Debt and the termination of the Senior Loan Agreement.

          8.02 No Implied Waivers; Cumulative Remedies; Writing Required.  No
               ---------------------------------------------------------
delay or failure of Lender in exercising any right, power or remedy under this Agreement or the Subordinated Note shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies of Lender under this Agreement and the Subordinated Note are cumulative and not exclusive of any rights or remedies which it or they would otherwise have. Except as expressly set forth in Section 8.01(b), any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default or any such waiver of any provision or condition of this Agreement or the Subordinated Note must be in writing and shall be effective only to the extent in such writing specifically set forth.

          8.03 Reimbursement of Expenses; Taxes.  Borrower shall upon demand pay
               --------------------------------
or reimburse Lender for all reasonable out-of-pocket expenses, including fees and expenses of counsel for Lender, from time to time (i) arising in connection with the preparation and execution of this Agreement, the Subordinated Note, and all other instruments and documents to be delivered hereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, (iii) arising in connection with any merger involving Borrower or any of its Subsidiaries, any acquisition by Borrower or any of its Subsidiaries, any sale of Borrower or any of its Subsidiaries or any partial or total repayment of the Loans, (iv) arising in connection with the enforcement of the provisions of this Agreement, the Subordinated Note, and all other agreements to be delivered hereunder or the collection of the Subordinated Note, and (v) incurred in connection with any matter relating to the matters contemplated by this Agreement as to which Lender seeks advice of counsel. Borrower shall pay and save Lender harmless from all liability for any stamp or other similar taxes which may be payable in connection with this Agreement, the Senior Notes or the other Senior Loan Documents or the performance of any transactions contemplated hereby or thereby (but excluding any franchise tax, income tax, gross receipts tax or other similar tax).

          8.04 Holidays.  Whenever any payment or action to be made or taken
               --------
hereunder or under the Subordinated Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

          8.05 Notices.  All notices and other communications given to or made
               -------
upon any party hereto in connection with this Agreement, the Subordinated Note and the Subordinated Guaranty shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when telecopies to the recipient (with hard copy sent by overnight courier in the manner required hereunder) if sent prior to 4:00 p.m. New York time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the respective parties as follows:

     To Borrower:        Norwood Promotional Products, Inc.
                         106 East Sixth Street, Suite 300
                         Austin, Texas 78701
                         Attention: CFO
                         Telecopy: (512) 477-8603

     with copies to:     Richard J. McMahon
                         Blank Rome Comisky & McCauley LLP
                         One Logan Square
                         Philadelphia, PA 19103
                         Telecopy:  (215) 569-5628

                         William R. Volk
                         Hughes & Luce, L.L.P.
                         111 Congress Avenue, Suite 900
                         Austin, TX 78701
                         Telecopy:  (512) 482-6859

     To Lender:          c/o Liberty Capital Partners, Inc.
                         Americas Towers, 34th Floor
                         1177 Avenue of the Americas
                         New York, New York 10036
                         Attention:  Paul J. Huston
                         Telecopy:  (212) 354-0336

     with a copy to:     Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, Illinois 60601
                         Attention:  Edward T. Swan
                         Telecopy:  (312) 861-2200

or in accordance with any subsequent written direction from the recipient party to the sending party.

          8.06 Survival.  All representations, warranties, covenants and
               --------
agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the issuance of the Subordinated Note. The provisions of this Article VIII shall survive repayment of the Loan and the other amounts payable to Lender hereunder and the termination of this Agreement.

          8.07 GOVERNING LAW; WAIVERS AND JURISDICTION.
               ---------------------------------------

          (A)  GOVERNING LAW.  THIS AGREEMENT AND THE SUBORDINATED NOTE SHALL IN
               -------------
ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (B)  WAIVERS.  TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES
               -------
PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 8.05 HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. IN ADDITION, BORROWER AND LENDER EACH HEREBY WAIVE TRIAL BY JURY, ANY OBJECTIONS BASED ON FORUM NON CONVENIENS AND ANY OBJECTIONS
                                       ----- --- ----------
TO VENUE OF ANY ACTION ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY OR THE RELATIONSHIPS ESTABLISHED IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTE.

          (C)  EXCLUSIVE JURISDICTION.  EXCEPT AS PROVIDED IN SECTION 8.07(D),
               ----------------------
ALL DISPUTES AMONG OR BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY OR THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE SUBORDINATED NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, AND BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN SUCH COUNTY AND STATE. LENDER AND BORROWER ACKNOWLEDGE, HOWEVER, THAT ANY APPEALS FROM THOSE COURTS MAY BE REQUIRED TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK. BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE. NOTHING IN THIS SECTION 8.07 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          (D)  OTHER JURISDICTIONS.  BORROWER AGREES THAT LENDER SHALL HAVE THE
               -------------------
RIGHT TO PROCEED AGAINST BORROWER IN A COURT IN ANY LOCATION TO ENABLE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SECTION 8.07(D).

          8.08 Descriptive Headings; Interpretation; No Strict Construction.
               -------------------------------------------------------------
The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Words such as "herein," "hereunder," "hereof" and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. As used herein, "ordinary course of business" means the ordinary course of business, consistent with past practices, including as to quality and frequency. The "knowledge" or "awareness" of a Person means the actual knowledge of such Person (which includes the actual knowledge of all officers, directors and executive employees of such Person after reasonable inquiry). The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

          8.09 Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

          8.10 Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

          8.11 Brokers Fees.  Borrower shall indemnify Lender and hold it
               ------------
harmless for any liability, loss or expense (including reasonable attorneys' fees) arising from any claim for brokerage commissions, finders' fees or similar compensation in connection with any agreement or arrangement binding upon Borrower, any of its Subsidiaries or any of their employees.

          8.12 Indemnification.
               ---------------

          (a)  General.  In consideration of Lender's execution and delivery of
               -------
this Agreement and Lender's making of the Loans hereunder and in addition to all other obligations of Borrower under this Agreement, Borrower shall defend, protect, indemnify and hold harmless Lender, its Assignees and Participants, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all
                                    -----------
actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, but excluding claims and losses arising from Lender's breach hereof or Lender's gross negligence or willful misconduct (the "Indemnified Liabilities"), incurred
                                             -----------------------
by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans, (ii) the execution, delivery, performance or enforcement of this Agreement, the Subordinated Note or any instrument, document or agreement executed pursuant hereto by any of the Indemnitees, (iii) any breach of any covenant, agreement, representation or warranty of Borrower under this Agreement or any instrument, document or agreement contemplated hereby to which Borrower is a party or (iv) Lender's status as a lender to Borrower. To the extent that the foregoing undertaking by Borrower may be unenforceable for any reason, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (b)  Environmental Liabilities. Without limiting the generality of the
               -------------------------
indemnity set out in Section 8.12(a) above, Borrower hereby further agrees to defend, protect, indemnify and hold harmless Lender and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lender or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by Borrower, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, Borrower or any Subsidiary; provided that Borrower shall
                                                   --------
have no obligation to indemnify Lender for environmental conditions solely to the extent caused or created by Lender after it has taken possession of the property by foreclosure or otherwise.

          8.13 Payment Set Aside.  To the extent that Borrower makes a payment
               -----------------
or payments to Lender hereunder or under the Subordinated Note or Lender enforces its rights or exercises its right or setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          8.14 Complete Agreement.  Except as otherwise expressly set forth
               ------------------
herein, this Agreement, the Subordinated Note and the other agreements expressly contemplated hereby embody the complete agreement and understanding of the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof.

          8.15 Public Disclosures.  Borrower shall not, nor shall it permit any
               ------------------
Subsidiary to, disclose Lender's name or identity as a creditor of Borrower in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of Lender, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure Borrower shall give written notice to Lender describing in reasonable detail the proposed content of such disclosure and shall permit Lender to review and comment upon the form and substance of such disclosure.

          8.16 Schedules.  Nothing in any Schedule attached hereto shall be
               ---------
adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of such document or such other item itself.

          8.17 Delivery by Facsimile.  This Agreement, the agreements referred
               ---------------------
to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


Attest:                            NORWOOD PROMOTIONAL PRODUCTS, INC.


By: ___________________________    By: ___________________________

Title: _________________________   Its: ___________________________



                                   THE STATE BOARD OF ADMINISTRATION OF
                                    FLORIDA

                                   By:   LIBERTY PARTNERS, L.P.
                                   Its:  Attorney-in-Fact

                                   By:   LIBERTY CAPITAL PARTNERS, INC.
                                   Its:  General Partner

                                   By:  ___________________________
                                   Its:   Managing Director






                [Signature Page to Subordinated Loan Agreement]